UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Company Logo.
Notice of the 2017 Annual Meeting and 2017 Proxy Statement
Tuesday, June 6, 2017 at 2:00 p.m. local time
358 Mission Street, San Francisco, California 94105

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

April 26, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of salesforce.com, inc. on Tuesday, June 6, 2017 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

At this year’s meeting, we will vote on the election of directors, amendments to our 2013 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for grant thereunder and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of Salesforce’s named executive officers, as well as a non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation. If properly presented at the meeting, we will also consider one stockholder proposal as described in the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement. Finally, we will transact such other business as may properly come before the meeting and stockholders will have an opportunity to ask questions.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of Salesforce. We look forward to seeing you at the Annual Meeting.

Aloha,

Marc Benioff

Chairman of the Board of Directors and

Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held Tuesday, June 6, 2017

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation (“Salesforce”), will be held on Tuesday, June 6, 2017 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105 for the following purposes:

1.	To elect Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To amend our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;

3.	To amend our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 8 million shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;

5.	To approve, on an advisory basis, the fiscal 2017 compensation of our named executive officers;

6.	To hold an advisory vote on the frequency of future advisory votes to approve our named executive officer compensation; and

7.	To consider a stockholder proposal requesting, on an advisory basis, action to allow stockholders to request special meetings of stockholders.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting, but are not aware of any such additional matters.

Stockholders at the close of business on April 12, 2017 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote even if such stockholder returned a proxy. You will need to bring your Notice of Internet Availability of Proxy Materials, or other proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. This expedites stockholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2017 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and (if desired) obtain a paper copy of our proxy materials.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2017 Annual Report are first being made available to stockholders on April 26, 2017.

By Order of the Board of Directors

Amy E. Weaver

President, Legal, General Counsel and Secretary

San Francisco, California

April 26, 2017

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY VOTE ONLINE OR BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, BY USING THE PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED WITH THE PRINTED PROXY MATERIALS. YOU MAY SUBSEQUENTLY CHANGE OR REVOKE YOUR VOTE AT THE ANNUAL MEETING IF YOU ATTEND THE MEETING.

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

2017 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2017 Proxy Statement

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at Salesforce’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us,” “our” and the “Company” refer to salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Tuesday, June 6, 2017 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have provided access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, April 12, 2017. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the Internet, how to receive our proxy materials via email, or how to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.

What will I be voting on?

You will be voting on:

1.	The election of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	The amendment of our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;

3.	The amendment of our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 8 million shares;

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;
5.	An advisory vote to approve the fiscal 2017 compensation of our named executive officers;

6.	An advisory vote on the frequency of future advisory votes to approve our named executive officer compensation; and

7.	A stockholder proposal requesting, on an advisory basis, action to allow stockholders to request special meetings of stockholders.

We will also transact any other business that may properly come before the annual meeting, which could require a vote, although we are not aware of any such business as of the date of this Proxy Statement. An agenda and rules of procedure will be distributed at the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki;
•	FOR the amendment of our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;

•	FOR the amendment of our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 8 million shares;

2017 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;

•	FOR the advisory vote to approve the fiscal 2017 compensation of our named executive officers;
•	ONE YEAR on the advisory vote on the frequency of future advisory votes to approve our named executive officer compensation; and

•	AGAINST the stockholder proposal requesting, on an advisory basis, action to allow stockholders to request special meetings of stockholders.

How many votes do I have?

All of our stockholders have one vote for every share of Salesforce common stock owned as of our record date of April 12, 2017.

How do I vote?

If you are a stockholder of record you may cast your vote in any of the following ways.

In advance of the Annual Meeting by:

Internet

Visit www.proxyvote.com and follow the instructions on your proxy card or notice of internet availability of proxy materials.

Phone

Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

Mail

Return your completed and signed proxy card in the enclosed postage-prepaid envelope.

At the Meeting

See below regarding attending and voting at the Annual Meeting.

If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

What do I need to bring to attend and vote at the Annual Meeting?

Stockholders as of the record date, April 12, 2017, must bring the Internet Notice or other proof of ownership, as well as photo identification, for entrance to the Annual Meeting. Those stockholders whose shares are held in street name may attend and vote at the Annual Meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that legal proxy to the Annual Meeting.

2	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board and Corporate Governance Highlights

Salesforce has a Board of highly-experienced directors who have led, advised and established many of the premier companies of Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, advisors and government leaders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom. We discuss the qualitative elements of our Board in the “Board Members” section below, and a summary of key quantitative metrics for our current Board members is as follows:

In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation by providing the right leadership structure and composition of the Board and providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability. Key highlights of our Board and corporate governance profile are set forth below:

Corporate Governance Best Practices

✓    Board Composed of 82% Independent Directors

✓    Commitment to Board Refreshment (Six New Directors in Past Five Years)

✓    Lead Independent Director

✓    Annual Election of Directors

✓    Majority Voting for Directors

✓    Proxy Access Right

✓    Rigorous Director Selection and Evaluation Process

✓    Limit on Outside Directorships

✓    Fully Independent Committees

✓    Comprehensive Risk Oversight by Full Board and Committees

✓    Extensive Stockholder Engagement Program (Covering More than 50% of Shares in fiscal 2017)

✓    Stock Ownership Policy for Directors and Executive Officers

2017 Proxy Statement	3

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Members

Summary of Director Experience, Qualifications, Attributes and Skills

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Salesforce’s directors, because of their particular relevance to the Company’s business and structure. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Significant technical or business experience in software industry.	Experience with cloud computing technology infrastructure.	Experience as CEO or other senior executive at another public company.	Experience as a director of another public company.	Leadership experience in sales and distribution.	Leadership experience in marketing and brand building.	Expertise in financial statements, accounting.	Professional experience in law.	Experience founding or growing new businesses directly or through venture capital work.	Diversity of gender, race, national origin, education, professional experience, viewpoint, etc.	Leadership experience in government or military.	Leadership experience involving international operations or relations.

Marc Benioff	✓	✓	✓	✓	✓	✓			✓			✓

Keith Block	✓		✓		✓	✓						✓

Craig Conway	✓	✓	✓	✓	✓	✓	✓		✓			✓

Alan Hassenfeld			✓	✓	✓	✓			✓			✓

Neelie Kroes				✓						✓	✓	✓

Colin Powell				✓					✓	✓	✓	✓

Sanford Robertson				✓	✓		✓		✓

John V. Roos				✓				✓	✓		✓	✓

Lawrence Tomlinson*			✓	✓			✓					✓

Robin Washington	✓		✓	✓			✓			✓

Maynard Webb	✓	✓	✓	✓					✓

Susan Wojcicki	✓	✓		✓		✓				✓
*	In March 2017, Lawrence Tomlinson informed the Board that he intends to retire from the Board at the Annual Meeting.

4	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Biographies of Our Board Members

The names and certain information as of March 31, 2017 about our director nominees, all of whom are currently members of our Board, are set forth below. There are no family relationships among any of our directors or executive officers. Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. In March 2017, Lawrence Tomlinson informed the Board that he intends to retire from the Board at the Annual Meeting, and the Board wishes to thank Mr. Tomlinson for his commitment to the Company as reflected in his 14 years of distinguished service, including as the Chair of the Board’s Audit and Finance Committee. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Marc Benioff Chairman of the Board and Chief Executive Officer Age: 52 Director Since: 1999

Marc Benioff co-founded Salesforce in February 1999 and has served as our Chairman of the Board since inception. He has served as Chief Executive Officer since 2001. From 1986 to 1999, Mr. Benioff was employed at Oracle Corporation, an enterprise software company, where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of Salesforce.org, a non-profit public benefit corporation, The Salesforce.com Foundation, a philanthropic private foundation, and as a member of the Board of Trustees of the World Economic Forum. In the past five years, Mr. Benioff served as a director of Cisco Systems, Inc. Mr. Benioff received a B.S. in Business Administration from the University of Southern California, where he is also on the Board of Trustees.

Qualifications

Mr. Benioff’s vision and status as one of our founders, as well as his tenure as our Chief Executive Officer and Chairman of the Board, bring unique and invaluable experience to the Board. Further, his experience in sales, marketing and product development in the technology industry supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Keith Block Vice Chairman, President and Chief Operating Officer Age: 56 Director Since: 2013

Keith Block has served as our Vice Chairman, President and as a Director since joining Salesforce in June 2013, and has additionally served as our Chief Operating Officer since February 2016. Prior to that, Mr. Block was employed at Oracle Corporation from 1986 to June 2012 where he held a number of positions, most recently Executive Vice President, North America. Mr. Block currently serves on the World Economic Forum’s Information Technology Community as a Governor, the Board of Trustees for Carnegie-Mellon University, the President’s Advisory Council at Carnegie-Mellon University Heinz Graduate School and the Board of Trustees at the Concord Museum. Mr. Block received both a B.S. in Information Systems and an M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Qualifications

Mr. Block’s extensive background in the technology sector and in global sales and business management, including his prior experience as an executive officer of another public technology company, supports our conclusion that Mr. Block has the necessary and desired skills, experience and perspective to serve on our Board.

2017 Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Craig Conway Age: 62 Director Since: 2005 Committees: Compensation Real Estate (Chair) Mergers & Acquisitions

Craig Conway has served as a Director since October 2005. Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director of Guidewire Software, Inc. During the past five years, Mr. Conway also served as a director of Advanced Micro Devices, Inc. Mr. Conway received a B.S. in computer science and mathematics from the State University of New York at Brockport.

Qualifications

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly-held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

Alan Hassenfeld Age: 68 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1978. He served as its Chairman from 1989 to 2008, and also served as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. During the past five years, Mr. Hassenfeld also served as a director of Global Cornerstone Holdings Limited. He also serves as a director of Salesforce.org, a non-profit public benefit corporation. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Qualifications

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

6	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Neelie Kroes Age: 75 Director Since: 2016

Neelie Kroes has served as a Director since May 2016. Ms. Kroes is the former Vice President of the European Commission, European Commissioner for Competition and European Commission for Digital Agenda. Ms. Kroes served as Commissioner for Competition from 2004 to 2010 and as Vice President and Commissioner for Digital Economy and Society from 2010 to 2014. Prior to joining the European Commission, Ms. Kroes served in the Dutch House of Representatives and as State Secretary and Cabinet Minister. She is currently a member of the Global Policy Advisory Board of Uber Technologies Inc. She is also a member of the Advisory Board of Bank of America Merrill Lynch and a member of the Finance Committee of Rijksmuseum Fonds (Amsterdam). Ms. Kroes previously served on the boards of Lucent Netherlands, AB Volvo and McDonald’s Netherlands and was chairperson of Nyenrode University. Ms. Kroes received her M.S. in Economics from Erasmus University.

Qualifications

Ms. Kroes brings valuable international and leadership expertise to our Board and possesses an extensive background in cross-border technology, competition and data security. This extensive experience, combined with her leadership positions in governmental organizations, supports our conclusion that Ms. Kroes has the necessary and desired skills, experience and perspective to serve on our Board.

General Colin Powell Age: 80 Director Since: 2014 Committees: Nominating & Corporate Governance

General Colin Powell has served as a Director since March 2014. General Powell is a retired four-star general and served for 35 years in the United States Army. He has served as U.S. National Security Advisor, Commander of the U.S. Army Forces Command, Chairman of the Joint Chiefs of Staff and was the 65th Secretary of State of the United States. General Powell is a member of the Board of Directors of the Council on Foreign Relations, the Chair of the Board of Visitors of the Colin Powell School for Civic and Global Leadership at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance. Since 2005, General Powell has served as a strategic limited partner at Kleiner Perkins Caufield & Byers, a venture capital firm. General Powell received a B.S. from the City College of New York and an M.B.A. from The George Washington University.

Qualifications

General Powell has an extensive background in management and leadership, including at the highest levels of the U.S. government. This extensive experience, in addition to his leadership positions in various philanthropic organizations, supports our conclusion that General Powell has the necessary and desired skills, experience and perspective to serve on our Board.

2017 Proxy Statement	7

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Sanford Robertson Lead Independent Director Age: 85 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance (Chair) Real Estate Mergers & Acquisitions

Sanford Robertson has served as a Director since October 2003. Mr. Robertson has been an active technology investor and advisor to several technology companies. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in 1999, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of Pain Therapeutics, Inc. and RPX Corporation, and in the past five years, served as a director of Dolby Laboratories, Inc. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan.

Qualifications

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

John V. Roos Age: 62 Director Since: 2013 Committees: Compensation (Chair)

John V. Roos has served as a Director since September 2013. He served as the U.S. Ambassador to Japan from 2009 to 2013. Ambassador Roos currently serves as Founder and General Partner of Geodesic Capital, a mid-late stage venture capital firm. Since April 2014, Ambassador Roos has also served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, and since October 2013, he has served on the global advisory board of Mitsubishi UFJ Financial Group, a Japanese banking and financial network. Since January 2016, Ambassador Roos has served as Chairman of the Toyota Research Institute Advisory Board. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he most recently served as Chief Executive Officer. Ambassador Roos also serves on the Board of Sony Corporation and the Board of the Maureen and Mike Mansfield Foundation. Ambassador Roos received an A.B. in Political Science and a J.D. from Stanford University.

Qualifications

Ambassador Roos brings valuable international and strategic expertise to our Board of Directors, and possesses an extensive and broad background in management, leadership and law. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

8	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Robin Washington Age: 54 Director Since: 2013 Committees: Audit & Finance

Robin Washington has served as a Director since September 2013. Ms. Washington has served as Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, since February 2014. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company. Prior to Hyperion, Ms. Washington served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software. Ms. Washington currently serves as a director of Honeywell International, Inc. During the past five years, Ms. Washington has served as a director of MIPS Technology, Inc. Ms. Washington is a certified public accountant and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University.

Qualifications

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board of Directors. Her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

Maynard Webb Age: 61 Director Since: 2006 Committees: Audit & Finance Compensation Merger & Acquisitions (Chair)

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. From 2006 to 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From 2002 to 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From 1999 to 2002, Mr. Webb served as President of eBay Technologies. Prior to that, Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as Chairman Emeritus of the Board of Yahoo! Inc. and as a director of Visa Inc. Mr. Webb received a B.A.A. from Florida Atlantic University.

Qualifications

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other public companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

2017 Proxy Statement	9

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Susan Wojcicki Age: 48 Director Since: 2014 Committees: Mergers & Acquisitions

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing, from April 2011 to January 2014, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce. Prior to joining Google, she worked at Intel and served as a management consultant at both Bain & Company and R.B. Webber & Company. During the past five years, Ms. Wojcicki has also served as a director of HomeAway, Inc. Ms. Wojcicki received an A.B. in History and Literature from Harvard University, an M.S. in Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, Los Angeles.

Qualifications

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board of Directors. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board.

Board Independence

The Board believes that it should consist of a substantial majority of independent directors. The Board has determined that, except for Mr. Benioff and Mr. Block, each of our directors has no material relationship with Salesforce and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of Salesforce or has an immediate family member who is an executive officer of Salesforce;

•	has been an employee of Salesforce within the past three years or has an immediate family member who has been an executive officer of Salesforce within the past three years;

•	has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve month period in direct compensation from Salesforce, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued
service), and other than a family member’s compensation for service as a non-executive employee;

•	is a current partner or employee of a firm that is Salesforce’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on Salesforce’s audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on Salesforce’s audit within that time;

•	has, or has an immediate family member who has, been employed as an executive officer of another company where any of Salesforce’s present executives have served on the other company’s compensation committee during the past three years; or

•	is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, Salesforce for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Marc Benioff, also serves as Chairman of the Board. The Board believes that its current leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. Serving as both Chairman of the Board and Chief Executive Officer since 2001, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of our CEO, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive

10	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by continuing this leadership structure.

Importantly, the Board also has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer, and has the authority generally held by a lead independent director and as the independent directors may determine from time to time. Sanford Robertson has served as the Lead Independent Director since June 2007 and his current two-year term will expire in June 2017.

Board Meetings and Director Communications

During the fiscal year ended January 31, 2017, or fiscal 2017, the Board held ten meetings. During fiscal 2017, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served, with the exception of Ms. Wojcicki, who was recused from several Board and committee meetings as a matter of good corporate governance due to a potential conflict of interest in connection with a corporate transaction that was considered by the Board. Excluding the meetings from which she was recused, Ms. Wojcicki attended more than 75% of the meetings of the Board and the committee on which she served that were held during the year.

Directors are also expected to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In fiscal 2017, all directors attended the annual meeting of stockholders.

The non-management members of the Board also meet in executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient in care of our Corporate Secretary at salesforce.com, inc. The Landmark @ One Market, Suite 300, San Francisco, California 94105 (our “principal executive offices”) or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors.

Corporate Governance and Board Committees

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer.

The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit and Finance Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices.

2017 Proxy Statement	11

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Primary Committees of the Board of Directors

Director	Independent	Audit and Finance	Compensation	Nominating and Corporate Governance
Marc Benioff (Chairman & CEO)
Keith Block
Craig Conway	✓		✓
Alan Hassenfeld	✓	✓		✓
Neelie Kroes	✓
Colin Powell	✓			✓
Sanford Robertson (Lead Independent Director)	✓	✓		Chair
John V. Roos	✓		Chair
Lawrence Tomlinson*	✓	Chair		✓
Robin Washington	✓	✓
Maynard Webb	✓	✓	✓
Susan Wojcicki	✓
Total Meetings in Fiscal 2017		9	9	5
*	In March 2017, Lawrence Tomlinson informed the Board that he intends to retire from the Board at the Annual Meeting.

Audit Committee.    The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; considers the rotation of partners of the independent registered public accounting firm on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; oversees management’s assessment and mitigation of enterprise risks, including cybersecurity risk; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held nine meetings in fiscal 2017. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Messrs. Tomlinson, who is the committee chair, Hassenfeld, Robertson and Webb, and Ms. Washington. The Board has determined that all members of our Audit Committee are independent and financially literate under applicable rules and regulations of the NYSE and the SEC. The Board has further determined that both Mr. Tomlinson and Ms. Washington qualify as audit committee financial experts as defined by the SEC.

Compensation Committee.    The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under the Company’s equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates its performance, including compliance with its charter, and prepares any report required under SEC rules. The Compensation Committee held nine meetings in fiscal 2017. The report of the Compensation Committee is included in this Proxy Statement.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

12	2017 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

The current members of the Compensation Committee are Messrs. Roos, who is the committee chair, Conway and Webb. The Board has determined that all members of the Compensation Committee are independent under the applicable rules and regulations of the NYSE and the SEC.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for: identifying individuals qualified to become members of the Board; recommending to the Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held five meetings in fiscal 2017.

The current members of the Nominating and Corporate Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld, Tomlinson, and General Powell. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under applicable NYSE rules.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through directors or management. If the Nominating and Corporate Governance Committee believes that the Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee also focuses on diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Director candidates also must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may recommend director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting the individual’s name, qualifications and the other information set forth in our bylaws applicable to director nominees by stockholders to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Other Committees. Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. For example, the Board has delegated certain authority to both a Real Estate Committee (comprised of Craig Conway (chair), Sanford Robertson and Lawrence Tomlinson) and a Mergers and Acquisitions Committee (comprised of Maynard Webb (chair), Craig Conway, Sanford Robertson and Susan Wojcicki). The Real Estate Committee met six times in fiscal 2017 and the Mergers and Acquisitions Committee met fourteen times in fiscal 2017.

Board’s Role in Risk Oversight. The Board as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee primarily oversees enterprise risks, including those associated with our financial statements, financial reporting, internal controls, accounting policies and cybersecurity. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions.

2017 Proxy Statement	13

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Adoption of Proxy Access. The Nominating and Corporate Governance Committee, after considering input received from stockholders, including during the Company’s stockholder engagement meetings, and other factors, recommended that the Board amend the Company’s Bylaws to implement procedures that allow a stockholder or a group of up to 20 stockholders that has continuously owned for at least three years 3% or more of the

Company’s common stock to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Board amended the Bylaws to adopt this stockholder right of proxy access in March 2016.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Audit Committee receives an additional $10,000 per quarter, and the chair of each other Board committee receives an additional $5,000 per quarter. The Lead Independent Director also receives an additional $30,000 per year.

During fiscal 2017, each non-employee director received a quarterly grant of fully-vested shares of our common stock for service during the respective preceding quarter with a dollar value intended to approximate $125,000 based on the average recent trading price over a period of time before the grant date. All equity awards were made pursuant to our 2013 Equity Incentive Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings and other Company events.

The Board periodically evaluates the compensation of our non-employee directors, including the recommendations of the Nominating and Corporate Governance Committee. The Board also considers input from the Compensation Committee’s compensation consultant, who reviews director pay levels at peer companies and provides feedback on where the Company is positioned relative to its peers.

The following table sets forth information concerning the compensation earned during fiscal 2017 by our Board members. The table excludes Messrs. Benioff and Block who are Named Executive Officers of the Company and did not receive separate compensation as directors for fiscal 2017.

DIRECTOR COMPENSATION FOR FISCAL 2017

Name	Fees Earned or Paid in Cash	Stock Awards (2) (3)	Total
Craig Conway	$70,000	$491,278	$561,278
Alan Hassenfeld	$50,000	$491,278	$541,278
Neelie Kroes (1)	$37,500	$248,190	$285,690
Colin Powell	$50,000	$491,278	$541,278
Sanford Robertson	$100,000	$491,278	$591,278
John V. Roos	$70,000	$491,278	$561,278
Lawrence Tomlinson	$90,000	$491,278	$581,278
Robin Washington	$50,000	$491,278	$541,278
Maynard Webb	$70,000	$491,278	$561,278
Susan Wojcicki	$50,000	$491,278	$541,278
(1)	Neelie Kroes was appointed to the Board on May 1, 2016.
(2)	Stock awards consist solely of grants of fully-vested shares of Salesforce common stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of common stock on the date of grant. No directors held unvested stock awards as of the end of fiscal 2017.
(3)	During fiscal 2017, all directors other than Ms. Kroes received a stock award of fully-vested shares of Salesforce common stock on February 22, 2016, May 22, 2016, August 22, 2016 and November 22, 2016, with grant date fair values of $105,759, $137,329, $118,965 and $129,225, respectively. Ms. Kroes received a stock award of fully-vested shares of Salesforce common stock on August 22, 2016 and November 22, 2016, with grant date fair values of $118,965 and $129,225, respectively.

Director Stock Ownership Requirement

The Board’s stock ownership policy provides that each non-employee director is required to attain, by the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 7,500 shares of common stock or (ii) such number of shares of common stock having an aggregate value of $400,000. As of April 1, 2017, all non-employee directors were in compliance with this stock ownership policy.

14	2017 Proxy Statement

SUSTAINABILITY AT SALESFORCE

SUSTAINABILITY AT SALESFORCE

We are committed to a sustainable, low-carbon future, advancing equality and fostering employee success. We try to integrate social good into everything we do. All of these goals align with our long-term growth strategy and financial and operational priorities.

Protecting our Planet

Our cloud computing model has a much smaller environmental footprint than the traditional on-premise model, helping our customers operate more sustainably. We are also focused on managing our own environmental footprint as we grow. We are working toward a goal of 100% renewable energy for our global operations, and our data center site selection and energy sourcing practices are designed to help manage our future carbon emissions. Additionally, in April 2017, we announced achievement of net-zero greenhouse gas emissions. We are also pursuing innovative green office initiatives and leveraging our people, technology and resources to help environmental causes around the world.

Fostering Employee Success

Equality is a core value at Salesforce. We have spearheaded initiatives to advance equal pay, equal advancement, equal opportunity and equal rights for our employees and the broader community. This includes our ongoing public commitment to eliminate gender-based wage disparities in our workforce. This effort began with our Equal Pay Assessment and an initial salary adjustment in 2016 to eliminate statistically significant gender-associated differences in pay. In April 2017, we announced further pay adjustments, part of our ongoing work to ensure that all employees at Salesforce are treated equally in pay, opportunity and advancement. Since 2016 we have committed approximately $6 million to this end.

Giving Back

From our very inception, Salesforce has been committed to giving back. In February 2017, we were named by Fortune Magazine as the top “Workplace for Giving Back.” We believe that a company can do well, while also doing good in the world.

Salesforce pioneered and has inspired other companies to adopt its 1-1-1 integrated philanthropy model, which leverages 1% of a company’s equity, employee time and product to help improve communities around the world. Together with the Salesforce Foundation, a 501(c)(3) nonprofit organization, and Salesforce.org, a nonprofit social enterprise, we now have given approximately $160 million to charitable organizations, logged over two million employee volunteer hours around the world and provided more than 31,000 nonprofit and higher education organizations with the use of our service offerings for free or at a discount.

You can read more about these initiatives at:

https://www.salesforce.com/company/sustainability/.

2017 Proxy Statement	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 1, 2017 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership for our directors and executive officers in the following table is based on 708,915,365 shares of Salesforce common stock outstanding as of March 1, 2017, plus, as applicable, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
FMR LLC (1)	84,910,663	12.2%
245 Summer Street, Boston, Massachusetts 02210
T. Rowe Price Associates Inc. (2)	53,555,605	7.6%
100 East Pratt Street, Baltimore, Maryland 21202
The Vanguard Group (3)	41,924,480	6.0%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc. (4)	35,000,399	5.0%
55 East 52nd Street, New York, New York 10022
Directors and Named Executive Officers
Marc Benioff (5)	38,073,434	5.3%
Keith Block (6)	875,060	*
Craig Conway	10,711	*
Alexandre Dayon (7)	453,582	*
Parker Harris (8)	2,788,602	*
Alan Hassenfeld (9)	142,947	*
Mark Hawkins (10)	113,287	*
Neelie Kroes	3,478	*
Colin Powell	47,908	*
Sanford R. Robertson	198,397	*
John V. Roos	19,066	*
Lawrence Tomlinson	31,997	*
Robin Washington	28,797	*
Maynard Webb (11)	36,408	*
Susan Wojcicki	24,330	*
Directors and Executive Officers as a Group (20 Persons) (12)	44,179,028	6.2%
*	Less than 1%.
(1)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC, on behalf of itself, Crosby Advisors LLC, FIAM LLC (formerly known as Pyramis Global Advisors, LLC), Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company), Fidelity Management & Research (Hong Kong) Limited, Fidelity Management Trust Company, Inc., FMR Co., Inc. and Strategic Advisers, Inc.

16	2017 Proxy Statement

SECURITY OWNERSHIP (CONTINUED)

(2)	Based upon a Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc.
(3)	Based upon a Schedule 13G/A filed with the SEC on January 27, 2017 by BlackRock, Inc., on behalf of itself, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, BlackRock Life Limited and Future Advisor Inc.
(4)	Based upon a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(5)	Includes 3,888,134 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest within 60 days of March 1, 2017. All other shares are held in the Marc R. Benioff Revocable Trust.
(6)	Includes 875,060 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest within 60 days of March 1, 2017.
(7)	Includes 428,653 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2017.
(8)	Includes 711,166 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2017. Also includes 2,037,209 shares held in trusts.
(9)	Includes 1,350 shares held by a family member.
(10)	Includes 100,647 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2017.
(11)	All shares held in a trust.
(12)	Includes 7,172,194 shares issuable upon the exercise of options that are vested and exercisable or, assuming continued service to the Company, will vest and be exercisable, and upon the settlement of RSUs that will vest, assuming continued service to the Company, within 60 days of March 1, 2017.

2017 Proxy Statement	17

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We previously maintained the 2004 Equity Incentive Plan (the “2004 Equity Plan”) and the 2004 Outside Directors Stock Plan (collectively, the “Prior Plans”), both of which had been approved by stockholders and both of which we replaced with the 2013 Equity Plan when that plan was established in June 2013, and the 2006 Inducement Equity Incentive Plan (the “Prior Inducement

Plan”), which had not been approved by stockholders and was replaced with the 2014 Inducement Plan when that plan was established in July 2014. We no longer grant new awards out of the Prior Plans or the Prior Inducement Plan, but the Prior Plans and the Prior Inducement Plan continue to govern awards previously granted under such plans. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	50,291,679(2)	$35.02	19,651,320(3)
Equity compensation plans not approved by stockholders	7,519,559(4)	$7.49	543,872(5)

Total	57,811,238	$31.44	20,195,192
(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)	Consists of options and restricted stock units granted under the 2004 Equity Plan and the 2013 Equity Plan. Performance-based restricted stock units are for purposes of this table assumed to be payable at 100% of target. If instead the maximum amount of shares were achieved the number of securities to be issued would be 50,691,772.
(3)	Consists of 3,663,369 shares available under the ESPP and 15,987,951 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.
(4)	Consists of shares issuable under the 2014 Inducement Plan, the Prior Inducement Plan and the following plans which have been assumed by us in connection with certain of our acquisition transactions: the Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan assumed by us with our acquisition of Radian6 Technologies, Inc. in May 2011; the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc. 2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan assumed by us with our acquisition of 2Catalyze, Inc. d/b/a Rypple in February 2012; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the Goinstant, Inc. Stock Option Plan assumed by us with our acquisition of Goinstant, Inc. in September 2012; the EdgeSpring, Inc. 2010 Equity Incentive Plan assumed by us with our acquisition of EdgeSpring, Inc. in June 2013; the ExactTarget, Inc. 2004 Stock Option Plan and the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014; the SteelBrick Holdings, Inc. 2013 Equity Incentive Plan assumed by us with our acquisition of SteelBrick Inc. in December 2015; the MetaMind, Inc. 2014 Stock Incentive Plan assumed by us with our acquisition of MetaMind, Inc. in April 2016 (the “MetaMind Plan”); the Demandware, Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Demandware, Inc. in July 2016; the Backchannel, Inc. 2012 Equity Incentive Plan assumed by us with our acquisition of Quip, Inc. in August 2016; the BeyondCore, Inc. 2007 Stock Incentive Plan and 2016 Equity Incentive Plan assumed by us with our acquisition of BeyondCore, Inc. in August 2016; and the Krux Digital, Inc. 2010 Stock Plan assumed by us with our acquisition of Krux Digital, Inc. in November 2016.
(5)	Consists of the 2014 Inducement Plan and the MetaMind Plan. The material features of this plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. As of July 2014, 335,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In addition, 319,957 shares that were previously authorized for issuance under the Prior Inducement Plan as of July 9, 2014 were added to the 2014 Inducement Plan and any shares subject to outstanding awards under the Prior

Inducement Plan that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan) will become available for issuance under the 2014 Inducement Plan, provided that the maximum number of such shares will not exceed 2,750,000. The 2014 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. The Company has also granted restricted stock unit awards under the 2014 Inducement Plan. As of January 31, 2017, 461,465 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

18	2017 Proxy Statement

A LETTER FROM OUR COMPENSATION COMMITTEE

A LETTER FROM OUR COMPENSATION COMMITTEE

April 26, 2017

Dear Fellow Stockholders,

We want to thank you for your continued support of Salesforce and share with you the Committee’s perspective on our business, our leadership team, our approach to executive compensation, and our recent compensation decisions.

Innovation and a unique culture have been core to our extraordinary growth. When our CEO Marc Benioff founded the Company in 1999, he had a vision that businesses would move to the cloud and subscription-based services. Salesforce has grown into something far beyond that initial vision, exceeding anyone’s expectations and continuing, even as a large public company, to stand for growth and innovation today. Salesforce’s focus on innovation recently earned it recognition as “Innovator of the Decade” by Forbes Magazine, and innovation was a key factor contributing to its recent ranking by Fortune Magazine as the 20th “Most Admired Company in the World.”

The financial results Salesforce delivered this past year were exceptional and continue to reflect our executive team’s commitment to excellence and innovation.

•	Revenue for fiscal 2017 was nearly $8.4 billion, up 26% year-over-year, with Salesforce achieving that milestone faster than any other enterprise software company

•	We also improved non-GAAP operating margin and grew operating cash flow by 29% year-over-year

None of these achievements would be possible without the vision and leadership of an extremely talented executive management team, led by a visionary CEO, who together with Salesforce’s more than 25,000 dedicated employees, have fostered a unique culture. That culture not only drives Company success, it also includes a core belief that a company can do well, while also doing good in the world. This has contributed to Fortune Magazine recently ranking Salesforce 8th place in the “100 Best Companies to Work For” and the #1 “Workplace for Giving Back.”

In short, Salesforce is growing and achieving great financial results, and its formula for success is unique.

We are committed to representing the best interests of our stockholders. As directors and Compensation Committee members, we represent our stockholders, and we take this responsibility very seriously. When making compensation decisions, we carefully balance many considerations, factors and perspectives to determine what we believe is the right decision. Our overarching compensation philosophy is to provide compensation that is competitive and motivating in a highly competitive industry while also being highly performance-based to ensure that our management team is closely aligned with our business goals and the interests of our stockholders.

Stockholder feedback shaped our recent compensation program changes. Following low support for our executive pay program in 2015, we sought our stockholders’ perspectives on our pay program and factored that feedback into our fiscal 2016 compensation decisions. Those decisions included, despite strong performance under the leadership of our CEO, a decrease in overall CEO pay in fiscal 2016 by 16%, and the introduction of an additional performance-based element (performance-based restricted stock units, or PRSUs) into the CEO pay mix. While these changes were well-received by our stockholders, support for our pay program in 2016 still was not the level that we, or our CEO, had hoped for.

As a result, after the 2016 meeting, we sought additional feedback from our stockholders. The two main themes we heard were that, notwithstanding recognition of the enormous contributions and leadership provided by our CEO, the overall magnitude of CEO pay remained high, and that it would be beneficial to expand the use of PRSUs to our other senior executives.

We listened to our stockholders, and taking their input into account, we reduced overall CEO pay in fiscal 2017 by 60%, while expanding the use of PRSUs to our other senior executives. We believe these changes are consistent with our compensation philosophy and have directly addressed the concerns underlying our 2015 and 2016 Say on Pay results.

We ask for your support. We hope this letter provides useful context as you review the details of our executive compensation program in the Compensation Discussion & Analysis below. We hope that we can count on your support of our pay program this year, and we look forward to all of your continued support of this incredibly unique organization that is Salesforce.

Sincerely,

John V. Roos, Compensation Committee Chair

Craig Conway, Compensation Committee Member

Maynard Webb, Compensation Committee Member

2017 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program, providing an overview of our executive compensation philosophy, policies, practices and the corresponding pay decisions for our “Named Executive Officers” (“NEOs”). Specifically, it describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at the specific executive compensation decisions for and during fiscal 2017 (February 1, 2016 – January 31, 2017) and the key factors the Committee considered in making those decisions.

Named Executive Officers

For fiscal 2017, our NEOs included our principal executive officer, our principal financial officer and the three next most highly-compensated executive officers, who were:

•	Marc Benioff, our Chairman of the Board and Chief Executive Officer (“CEO”);

•	Mark Hawkins, our Chief Financial Officer (“CFO”);

•	Keith Block, our Vice Chairman, President and Chief Operating Officer;

•	Parker Harris, our Co-Founder and Chief Technology Officer; and

•	Alexandre Dayon, our President and Chief Product Officer.

Executive Summary

Business Overview and Fiscal 2017 Performance Highlights

Salesforce is a leading provider of enterprise software, delivered through the cloud, with a focus on customer relationship management, or CRM. We introduced our first CRM solution in 2000, and we have since expanded our service offerings into new areas and industries with new editions, features and platform capabilities. Our core mission is to empower our customers to connect with their customers in entirely new ways through cloud, mobile, social, Internet of Things (“IoT”) and artificial intelligence technologies.

Salesforce is unique as both a high growth and top 10 software company. In fact, based on our fiscal 2017 revenues, we are the fastest-growing top five enterprise software company in the world. We are a member of the Fortune 500, have been recognized as the “Innovator of the Decade” by Forbes Magazine and as one of the top 10 “100 Best Companies to Work For” by Fortune Magazine.

In fiscal 2017, the Company delivered significant growth and strong financial performance, including:

•	Revenue. Fiscal 2017 revenue grew by 26% year-over-year.

•	Operating Cash Flow. Fiscal 2017 operating cash flow grew by 29% year-over-year.

•	Deferred and Unbilled Deferred Revenue. Fiscal 2017 deferred revenue grew by 29%, and unbilled deferred revenue (representing business that is contracted but unbilled and off the balance sheet) grew by 27%.

20	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Return to Stockholders

We have delivered significant long-term TSR, outperforming both the broader market and the technology sector as reflected by the Nasdaq Computer & Data Processing Index. The following chart shows how a $100 investment in Salesforce on January 31, 2012 would have grown to $271 on January 31, 2017. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 Index and the Nasdaq Computer & Data Processing Index over the last five fiscal years.

	1/31/2012	1/31/2013	1/31/2014	1/31/2015	1/31/2016	1/31/2017
salesforce.com	$100	$147	$207	$193	$233	$271
S&P 500 Index	$100	$114	$136	$152	$148	$174
Nasdaq Computer & Data Processing Index	$100	$105	$134	$158	$166	$205

Data for the Standard & Poor’s 500 Index and the Nasdaq Computer & Data Processing Index assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

2017 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Stockholder Responsiveness

Our Board and Compensation Committee value the perspectives of our stockholders and take stockholder feedback seriously. Over the past several years, the Compensation Committee and management have conducted extensive stockholder outreach on executive compensation and related governance topics. Over this period, the Compensation Committee, together with its independent compensation consultant, also conducted a broad review of our executive compensation program.

After meaningfully reducing CEO pay and making other changes in fiscal 2016, in fiscal 2017, the Compensation Committee made substantial additional reductions to CEO pay and implemented a number of significant executive compensation program changes. These changes, summarized below, reflect our responsiveness to our stockholders and our goal of further enhancing the alignment of our executive compensation program with our long-term strategy.

These compensation changes occurred in the context of consistently strong Company performance under our CEO’s leadership, and a stock price that has appreciated very well over the past five years. For example, our stock price on February 1, 2012 was $29.83 (as adjusted for our stock split) and our stock price on February 1, 2017 was $78.58, representing a gain of approximately 163%. The chart below illustrates the recent reductions to CEO pay in the context of the Company’s stock price performance.

Significant Fiscal 2017 Compensation Actions

In fiscal 2017, our Compensation Committee took the following key actions:

•	Reduced CEO Total Compensation by 60%. We reduced our CEO’s total compensation by 60% year-over-year, after having reduced his total compensation in fiscal 2016 by 16%. These substantial reductions were made notwithstanding the very strong performance of both the CEO and the Company.

•	Extended Performance-Based Equity to All NEOs. We added performance-based restricted stock units, or PRSUs, to the compensation mix for all of our NEOs, after having introduced PRSUs for our CEO in fiscal 2016. Approximately 75% of our non-CEO NEOs’ fiscal 2017 equity compensation, and 100% of our CEO’s fiscal 2017 equity compensation, was delivered through PRSUs and stock options.

•	Maintained CEO Target Total Cash Compensation at Fiscal 2016 Level. We kept the CEO’s base salary and target bonus for fiscal 2017 at fiscal 2016 levels.

•	Maintained Target Total Cash Compensation for All NEOs, Including the CEO, at Fiscal 2017 Levels for Fiscal 2018. We determined to maintain fiscal 2018 base salary and target bonus for the CEO, as well as all other NEOs, at fiscal 2017 levels.

22	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Continued a Highly Performance-Based CEO Pay Mix. We maintained our commitment to significant reliance on at-risk, performance-based CEO compensation. For fiscal 2017, approximately 78% of our CEO’s total compensation was through at-risk awards (PRSUs, stock options and annual cash incentive) where amounts realizable were tied to Company performance.

•	Eliminated Company-Paid CEO Personal Security Expense for Fiscal 2018. Commencing in fiscal 2018, our CEO will pay directly, or reimburse the Company for, security services that are provided outside of work hours or business-related travel.

Stockholder Outreach and Board Responsiveness

2016 Say-on-Pay Vote and Stockholder Outreach

Our Board and Compensation Committee value our stockholders’ views on our executive compensation program, as communicated through our outreach and engagement efforts and through our stockholders’ voting decisions. We take seriously, and believe it is important to respond to, the voting results on our annual stockholder advisory vote to approve our executive compensation, which were supported by approximately 60% and 52% of the shares voting at our 2016 and 2015 Annual Meetings. Following our 2015 Annual Meeting, we conducted extensive engagement with stockholders and made several significant changes to the executive compensation program ahead of our 2016 Annual Meeting, after which the Compensation Committee recognized the need for additional dialogue with our stockholders and the advisability of further review of the executive compensation program. Therefore, following our 2016 Annual Meeting, we engaged with investors representing more than 50% of our outstanding shares.

Following extensive dialogue with our stockholders and thoughtful Compensation Committee review of our compensation program, and taking into account extensive data and analysis from the Compensation Committee’s independent compensation consultant, the Compensation Committee made significant changes for fiscal 2017, in addition to those made for fiscal 2016. To illustrate the evolution of our compensation program over the past two years, the table below summarizes the year-over year changes we have made.

Summary of Fiscal 2016 and Fiscal 2017 Compensation Program Changes Responsive to Stockholder Feedback

Feedback We Heard	Changes We Made in Fiscal 2016			Changes We Made in Fiscal 2017/2018
Concerns regarding CEO pay magnitude	✓	Decreased total CEO compensation by 16%		✓	Decreased total CEO compensation by an additional 60% ($33M to ~$13M)
	✓	Froze CEO salary from FY16 to FY17		✓	Froze CEO salary from FY17 to FY18

Preference for greater proportion of performance-based equity compensation	✓	Introduced performance-based RSUs to our CEO compensation		✓	Expanded performance-based RSUs to all NEOs
		–	Comprised 64% of target long-term compensation
		–	Comprised 52% of the total direct compensation
Concerns regarding CEO’s personal security costs			–	✓	For FY18, we will eliminate company-funded personal security expenses for the CEO
Ensure that performance metrics are sufficiently rigorous and challenging	✓	Continued to set rigorous performance targets for our fiscal 2016 cash incentive plan, which exceeded both guidance and prior year’s target and actual results		✓

Continued to maintain rigorous performance goals for both our fiscal 2017 cash incentive plan and performance-based RSUs for all NEOs that require above-median relative TSR performance for target payouts

Ensure that incentives are appropriately aligned with stockholder interests	✓	Introduced performance-based RSUs for our CEO, as set forth above		✓	Introduced performance-based RSUs for our NEOs, as set forth above
	✓	Increased share ownership requirements for the Board and executives

We believe that the changes that we have made over the past two years are highly responsive to the feedback we have received from our stockholders. We believe these changes will serve to advance our compensation practices and governance in a manner that both benefits stockholders and continues to align with our strategy and pay philosophy.

2017 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Impact of Executive Compensation Program Changes on CEO Pay for Fiscal 2017

The Compensation Committee has approved significant year-over-year reductions in CEO total direct compensation since 2015, in response to stockholder perspectives regarding magnitude of CEO pay. This has resulted in a cumulative 67% decrease in CEO pay since fiscal 2015, including a 60% reduction for fiscal 2017. Over fiscal years 2015-2017, the Company delivered Total Stockholder Return (“TSR”) of 40% (16% for fiscal 2017 and 21% for fiscal 2016).

                    Fiscal 2015 - 2017 CEO Compensation

Structural Changes and Pay Mix for Fiscal 2017

As described above, our Compensation Committee has approved a number of changes to our pay mix since fiscal 2015 to more tightly link NEO pay with performance. These changes include the introduction of performance-based RSUs (PRSUs) to CEO compensation in fiscal 2016, taking into account our stockholders’ preference for a greater proportion of our long-term incentive to be delivered in the form of performance-based equity. Following positive feedback on this change, the use of PRSUs was extended to all NEO’s for fiscal 2017. As illustrated below, a substantial majority of our NEOs’ compensation is directly tied to Company and stock price performance.

24	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Philosophy and Practices

Compensation Philosophy, Objectives and Challenges

Philosophy and Objectives.    Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders for the long term. To accomplish this, we use compensation structures directly tied to the performance of our common stock, as well as key drivers of Company performance, including revenue, operating cash flow and non-GAAP income from operations. Our executive compensation is aligned with our overall business strategies, with a focus on driving growth and long-term value for our stockholders.

Our executive compensation program is structured to use a mix of base salary, annual performance-based cash incentive awards and long-term equity compensation awards to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time. Within this mix, by far the largest portion is in the form of long-term equity awards and the majority is variable, utilizing an appropriate balance of short and long-term incentives.

Challenges.    We operate in a highly competitive market and industry and we face challenges in hiring and retaining executives due to a number of factors, including:

•	Highly Competitive Cloud Computing Industry — We are a pioneer in the innovative and highly competitive enterprise cloud computing market. We are, however, an established, large public company, and some prospective executives may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company of our size, as compared with a privately-held start-up or early stage public company. Further, some of our competitors are much larger than we are and may be able to offer higher compensation.

•	Fiercely Competitive Employee Retention Environment — In the technology industry, there is substantial and continuous competition for executive officers with the experience and aptitude to motivate and lead engineers in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for executive talent is particularly fierce. Further, our success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•	High Growth — We are a high growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and in some cases hindering our efforts to recruit new executives.

•	Executive Background — Typically, we hire experienced executives with specific skills in key functional areas who have worked in a high growth environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

Given this challenging hiring environment, our compensation program is designed to be competitive with those companies with whom we compete for talent and to strengthen our ability to attract and retain the caliber of employees that we need to sustain our industry-leading success.

2017 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of key executive compensation and corporate governance practices in place during fiscal 2017.

What We Do	What We Don’t Do
✓ Actively engage in year-round dialogue with our stockholders to incorporate feedback into our compensation programs	× No individual Supplemental Executive Retirement Plans
✓ Significant portion of compensation for Named Executive Officers is in the form of at-risk compensation	× No stock option repricing
✓ Provide appropriate mix of fixed and variable pay	× No hedging or pledging of our securities
✓ Implemented performance-based RSUs for all NEOs	× No excise tax gross-ups upon a change of control
✓ Stringent stock ownership requirements for executives and directors
✓ Annual advisory vote on executive compensation
✓ Compensation Committee composed entirely of directors independent under NYSE rules
✓ Regular reviews of executive compensation and peer group data
✓ Maintain a compensation clawback policy
✓ Use an independent compensation consultant

Compensation Elements and Compensation for Named Executive Officers

We award cash compensation to our NEOs in the form of base salaries and annual cash incentives under our Kokua Bonus Plan and equity compensation in the form of stock options, restricted stock units (“RSUs”) and PRSUs, with the exception of our CEO, whose equity compensation consists solely of stock options and PRSUs. To a lesser extent, we also provide certain other benefits, generally consistent with what we provide to other employees, all as described further below. We believe that each of these compensation elements is necessary to attract and retain individuals in a very competitive market for executive talent. A description of each of these elements, the related performance measures (if any) and the rationale are set forth in the following table:

26	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the NEOs other than our CEO, based on three primary factors:

•	a comparison to the base salaries paid by the companies in our compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	internal parity considerations with respect to the base salaries of other executives who are comparably situated in terms of reporting structure and level of responsibility.

In November 2015, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2017, taking into account the above factors as well as overall Company and individual performance and the roles and responsibilities of each of our executives. For fiscal 2017, the Compensation Committee set base salaries for the NEOs, effective February 1, 2016, as follows:

Named Executive Officer	Fiscal 2017 Base Salary	Change from Fiscal 2016
Mr. Benioff	$1,550,000	No change
Mr. Hawkins	$ 750,000	7%
Mr. Block	$1,150,000	7%
Mr. Harris	$ 900,000	29%
Mr. Dayon	$ 900,000	29%

For fiscal 2017, there was no change to Mr. Benioff’s base salary from fiscal 2016. For the other NEOs, base salaries represented increases over fiscal 2016 levels of 7% for Mr. Hawkins and Mr. Block, and 29% for Mr. Harris and Mr. Dayon. The relative size of these increases reflects a focus on internal parity with respect to similarly situated executives, and the increases were determined to be appropriate due to these executives’ paramount roles in our continuing growth and success, the increase in the size and complexity of our business, especially from a Products and Technology perspective, and our overall performance in fiscal 2016, including its significant revenue growth.

In October and November 2016, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2018. The Compensation Committee also considered overall Company and individual performance and the roles and responsibilities of each of our executives as well as considerations of internal parity with respect to similarly situated executives. For fiscal 2018, the Compensation Committee set base salaries for the NEOs, effective February 1, 2017, as shown below. For all NEOs, the Compensation Committee kept fiscal 2018 salaries at fiscal 2017 levels.

Named Executive Officer	Fiscal 2018 Base Salary	Change from Fiscal 2017
Mr. Benioff	$1,550,000	No change
Mr. Hawkins	$ 750,000	No change
Mr. Block	$1,150,000	No change
Mr. Harris	$ 900,000	No change
Mr. Dayon	$ 900,000	No change

Performance-Based Cash Bonuses

We provide annual performance-based cash incentive awards linked to achievement against certain corporate performance goals under our broad-based Kokua Bonus Plan. The Compensation Committee believes that the annual performance metrics used in the bonus plan contribute to driving long-term stockholder value, play an important role in influencing executive performance and are an important component of our compensation program to help attract, motivate and retain our executives and other employees.

Under the Kokua Bonus Plan, the Compensation Committee establishes three bonus pool targets: one for our executive officers, including the NEOs, a second for non-executive officers at the Vice President level and above, and a third for employees at the level of Senior Director and below. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the three groups. The performance goals applicable to executive officers in fiscal 2017 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount. The remaining amount is determined based on the level of achievement against the applicable Company performance goals, and may also take into account individual performance.

The Compensation Committee administers the Kokua Bonus Plan with respect to our executive officers and determines the amounts of any awards under this plan to our executive officers. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate, including an assessment of individual performance and input from our CEO.

2017 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Fiscal 2017 Target Cash Bonus Opportunity

To establish our executive officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

In November 2015, based on its review of our executive compensation program as described above and peer company data, the Compensation Committee approved the following target annual cash bonus opportunities of the NEOs for fiscal 2017.

Named Executive Officer	Fiscal 2017 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2017 Target Cash Bonus Opportunity
Mr. Benioff	200%	$3,100,000
Mr. Hawkins	100%	$ 750,000
Mr. Block	100%	$1,150,000
Mr. Harris	100%	$ 900,000
Mr. Dayon	100%	$ 900,000

For fiscal 2017, the target bonus opportunity for our NEOs, expressed as a percentage of base salary, remained unchanged from fiscal 2016 levels. The Compensation Committee maintained Mr. Benioff’s target bonus opportunity at 200% of base salary for fiscal 2017 in light of our continuing growth and success, the increasing size and complexity of our business and our overall fiscal 2017 performance, including significant revenue growth.

In addition, for fiscal 2018, the Compensation Committee did not make any increases to the target bonus opportunity of the NEOs for the second year in a row, keeping our CEO’s fiscal 2018 target bonus opportunity at 200% of base salary and each other Named Executive Officer’s target bonus opportunity for fiscal 2018 at 100% of base salary.

Fiscal 2017 Cash Bonus Pool Payout Metrics, Performance and Fiscal 2017 Payouts

For fiscal 2017, the amount of the bonus pool for executive officers was based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures. The Compensation Committee believes that these measures and this weighting are appropriate to influence executive performance in achieving certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance. The Compensation Committee believes that targets for the cash pool should be rigorous and challenging and therefore has a practice of setting targets at levels that exceed financial guidance:

Annual Bonus Performance Metric Target Setting

(all amounts in millions)

	Fiscal 2016			Fiscal 2017
	Guidance	Target	Actual	Guidance	Target	Actual	Achievement
Revenue	$6,475 - $6,520	$6,551	$6,667	$8,080 - $8,120	$8,268	$8,272	Exceeded by 0.04%
Operating Cash Flow	$1,432 - $1,444	$1,435	$1,613	$1,984 - $2,000	$2,118	$2,162	Exceeded by 2.1%
Non-GAAP Income from Operations	N/A	$811	$849	N/A	$1,170	$1,186	Exceeded by 1.4%

For purposes of the Kokua Bonus Plan, “Revenue” is defined as our GAAP revenues, as may be adjusted for certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets), as adjusted for certain acquisitions and not including the impact of amounts payable under the Kokua Bonus Plan.

The Compensation Committee believes that basing the executive officer bonus pool under the Kokua Bonus Plan on these measures aligns executive incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus amounts actually paid to individual executives but did not exercise such discretion for fiscal 2017 awards,

although the Company’s performance for fiscal 2017 exceeded the target for all three measures. Instead, the Compensation Committee capped funding of the executive officer bonus pool and the amounts payable to each individual Named Executive Officer with respect to fiscal 2017 at 100% of the target opportunity.

Accordingly, the cash bonuses paid to the NEOs for fiscal 2017 under the Kokua Bonus Plan were:

Named Executive Officer	Fiscal 2017 Bonus Payment
Mr. Benioff	$3,100,000
Mr. Hawkins	$ 750,000
Mr. Block	$1,150,000
Mr. Harris	$ 900,000
Mr. Dayon	$ 900,000

28	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the appropriateness of various equity vehicles, such as stock options, PRSUs and RSUs, as well as overall program costs (which include both stockholder dilution and compensation expense), when evaluating the long-term incentive mix. Further, the Compensation Committee considers peer company data and competitive positioning analysis, each executive’s individual performance, as described below, as well as stockholder input. A subcommittee of the Compensation Committee considers and formally approves equity awards to our NEOs following discussions and policy determinations by the Compensation Committee.

Stock Options

We grant stock options to our executives when they join us, and periodically thereafter, to align their interests with those of our stockholders and as an incentive to remain with us. The Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our executives to build stockholder value. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time.

Restricted Stock Units (RSUs)

We also grant restricted stock units, or RSUs, to our executives and other employees to help manage the dilutive effect of our equity compensation program. Our RSUs are subject to time-based vesting. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSUs typically vest over a four-year period and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time.

Performance-Based Restricted Stock Units (PRSUs)

We also grant equity awards subject to pre-established performance-based vesting conditions, which may be absolute or relative to the performance of other companies. We initially granted PRSUs to our CEO in fiscal 2016 and, in November 2016, the Compensation Committee granted PRSUs to all of the NEOs, including our CEO, for fiscal 2017.

The PRSUs granted to our NEOs for fiscal 2017 have the following key terms:

•	A single, three-year performance period (starting from grant date)
•	The performance metric is three-year relative TSR, as compared to the NASDAQ 100 Index group of companies as of the grant date

•	Target payout requires 60th percentile TSR performance percentile

•	No payout if performance is below the 30th TSR percentile

•	No payout above target if TSR is negative on an absolute basis

•	A maximum payout capped at 2x target

•	Each percentile of TSR performance below target reduces payout by 3 1/3%, whereas performance above target only increases payout by 2.5641%

In developing the performance conditions, performance period, comparison group, payout scale and other terms of the PRSUs, the Compensation Committee undertook significant deliberation. It considered input received from institutional stockholders as well as market data and the advice of its compensation consultant. In determining the terms of the award, the Compensation Committee considered that the annual cash incentive plan (the Kokua Bonus Plan) already incentivizes performance on three key Company-specific financial measures. The Compensation Committee also considered the importance of emphasizing the performance of the Company as a whole, as opposed to an isolated metric; the importance of achieving a sufficiently difficult maximum payout; the benefit of a large and objectively determined performance comparator group; and the overarching goals of having an incentive that is clearly and directly aligned with stockholder interests.

Specifically, the fiscal 2017 PRSUs provide that, if the NEO remains employed through December 15, 2019, the PRSUs granted to such officer will vest in a percentage of the target number of shares shown above, between zero and 200%, depending on how our TSR ranks over the three-year period from the grant date (the “Performance Period”), relative to the companies in the NASDAQ 100 Index as of the grant date (the “Index Group”). If our TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which our TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2.5641% of target, up to a maximum payout of 200% of target if our TSR ranking is at the

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

99th percentile. For every percentile by which our TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3 1/3% of target, with no payout if our TSR ranking is below the 30th percentile. Additionally, if our absolute TSR over the Performance Period is negative, the number of shares eligible to vest will not exceed 100% of the target amount, even if our TSR ranks above the 60th percentile within the Index Group. A table setting forth the potential payouts based on relative TSR percentile performance is set forth below:

Percentile	Payout if TSR ≥ 0	Payout if TSR < 0
99th	200%	100%
90th	177%	100%
80th	151%	100%
70th	126%	100%
60th	100%	100%
50th	67%	67%
40th	33%	33%
30th	0%	0%

Additional vesting rules apply in the event of a change of control of the Company. These provide for measurement of TSR at the time of the change of control, if one occurs before the end of the Performance Period, with a portion of the award vesting pro-rata based on performance through the change of control, and the remaining eligible shares vesting quarterly over the balance of the Performance Period. The award also is subject to certain acceleration of vesting provisions that apply if the Named Executive Officer qualifies for severance payments and benefits under his Change of Control and Retention Agreement. These additional vesting rules are described under “Performance-Based Restricted Stock Units” beginning on page 43.

Fiscal 2017 Equity Award Decisions

In November 2016, after considering the recommendations of our CEO (except with respect to his own equity awards), its assessment of the performance and expected future contributions of each NEO, the NEOs’ overall compensation arrangements, the highly competitive market for executive talent in which we operate, input from our stockholders and company performance, the Compensation Committee subcommittee approved equity awards for each of the NEOs as follows:

Named Executive Officer	Shares of our Common Stock subject to Stock Options (1)	Shares of our Common Stock subject to Restricted Stock Unit Awards (1)	Shares of our Common Stock subject to Performance-Based Restricted Stock Unit Awards (2)
Mr. Benioff	151,057	—	56,531
Mr. Hawkins	159,119	19,850	19,850
Mr. Block	265,198	33,082	33,082
Mr. Harris	212,158	26,466	26,466
Mr. Dayon	212,158	26,466	26,466

(1)	Each of the options to purchase shares of our common stock was granted with an exercise price of $75.57 per share and all stock options and RSUs were subject to our standard four-year time-based vesting schedule.
(2)	Target number of shares. Actual payout may range from zero shares to 2x target.

For Mr. Benioff, approximately 61% of the value of the fiscal 2017 equity compensation granted to him was in the form of PRSUs and 39% was in the form of stock options, which was consistent with the fiscal 2016 ratio for his equity awards of 64/36. For our NEOs other than our CEO, approximately 25% of the value of the fiscal 2017 equity compensation granted to them was in the form of PRSUs, 25% was in the form of RSUs, and 50% was in the form of stock options.

The Committee believes that this approach aligns the NEOs’ compensation packages with the creation of long-term stockholder value and is an effective way to tie pay to our performance over time. Specifically, in the case of our CEO, no value will be realized from any of the stock option or PRSUs except to the extent that the market price of our stock increases above the market price on the grant date (for the options) or our TSR performance exceeds the 30th percentile of relative TSR performance of our comparison group TSR performance target at the end of the three-year performance period (for the PRSUs). Similarly, for our non-CEO NEOs, 75% of total equity compensation is based on the Company’s TSR and share price performance and 25% is time based.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Security Program

We have provided a security program for our CEO since fiscal 2012 and continued to do so in fiscal 2017. This CEO security program provides comprehensive physical and personal security services; accordingly, the program has not been limited to providing security services only at business facilities or during business-related travel. Because the security services provided for our CEO may be viewed as conveying a personal benefit to him, we have reported the incremental costs to us of the program in the “All Other Compensation” column in the Summary Compensation Table that accompanies this Compensation Discussion and Analysis. While the Compensation Committee believes that amounts paid by the Company for this security program have been reasonable, necessary and for the Company’s benefit, we acknowledge varied views on this practice, and for fiscal 2018, the Company will eliminate this benefit. The Company will continue to pay for CEO security arrangements that are provided at work and on business travel.

Other Benefits

Like other employees, our executive officers, including the NEOs, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our executives, including the NEOs, with additional retirement benefits, pensions, perquisites or other personal benefits, except, in the case of our CEO, providing personal security through fiscal 2017 as described above. We also occasionally provide certain benefits on an ad hoc basis, as noted for our NEOs in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees. For example, we covered employee and guest costs associated with attending certain motivational and leadership Company events in fiscal 2017, as well as the associated taxes, for Messrs. Hawkins, Block and Dayon, consistent with how we treated this benefit for all other employees who attended these events.

In addition, in recognition of Mr. Harris’ leadership of the Company’s technology and engineering team in fiscal 2017, including achievements related to the launch of the Salesforce Lightning platform, the Compensation Committee approved a special one-time recognition bonus to him of an automobile and all associated taxes (see footnote 11 to Summary Compensation Table for details). The Committee is sensitive to potential over-reliance on such one-off benefits and reserves these kinds of awards for unique situations. In this case, the Committee approved this award because it believed that recognizing Mr. Harris’ leadership and success in achieving Company goals was warranted, and that doing so in a memorable and visible way would be motivational not only for the executive, but for other employees who observe exceptional performance being rewarded in exceptional ways consistent with the Company’s philosophy of paying for performance.

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/about-us/investor/corporate-governance/. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year. It met nine times in fiscal 2017. At least annually, either before or near the beginning of the fiscal year, it reviews the executive compensation program and establishes base salaries and target annual cash bonus opportunities for the next fiscal year. Historically at this time it also has considered and granted equity awards to our executives and other eligible employees.

As discussed above, for fiscal 2017, the Compensation Committee designated a subcommittee (the “Subcommittee”) designed to satisfy the conditions of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and appointed Mr. Conway and Mr. Roos, both of whom are “outside directors,” to serve on it. This subcommittee participates in discussions and policy determinations by the Compensation Committee and has responsibility and authority to review and approve elements of compensation that are intended to qualify for deductibility under Section 162(m) and related regulations.

In setting the various elements of compensation, including base salaries, target annual cash bonus opportunities, and equity award amounts, the Compensation Committee, or Subcommittee, as applicable, reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total executive compensation levels.

Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation; the Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

compensation of our executives, as well as individual compensation elements, may be within, below, or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”) in fiscal 2017. The compensation consultant provides the Compensation Committee and the Board with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to peer company compensation practices and advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to our equity plans and provides the Board with data that helps the Board develop the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our CEO and executives in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2016 and fiscal 2017, the compensation consultant met with various executives to collect data and obtain management’s perspective on the fiscal 2017 compensation for our executives. The compensation consultant also provided services and advice, at the request of the Compensation Committee, in connection with the expansion of the performance equity program introduced for our CEO in fiscal 2016 and for other NEOs in fiscal 2016. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with executive compensation decisions.

In the second half of fiscal 2016, when the Committee evaluated our executive compensation program and considered fiscal 2016 equity awards, as well as fiscal 2017 base salaries and target bonus opportunities, the compensation consultant provided a comparative analysis of our executive compensation program based on pay practices of the group of peer companies listed below (the “2017 Peer Group”). Selected based on similarity to us on various financial and other measures, such as industry, revenue, market capitalization, number of employees and growth history and potential as well as competition for executives, the 2017 Peer Group was:

Adobe Systems, Inc.	LinkedIn Corporation
Amazon.com, Inc.	Microsoft Corporation
Autodesk, Inc.	Netflix, Inc.
CA Technologies, Inc.	Oracle Corporation
Cerner Corporation	SAP
Citrix Systems, Inc.	Symantec Corporation
Expedia, Inc.	The Priceline Group Inc.
Facebook, Inc.	Twitter, Inc.
IBM	VMware, Inc.
Intuit, Inc.	Yahoo! Inc.
Juniper Networks, Inc.

In addition, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from the Radford 2015 Custom Compensation Survey. The Compensation Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

Similarly, in the second half of fiscal 2017, when the Compensation Committee was evaluating our executive compensation program and considering fiscal 2017 equity awards, as well as fiscal 2018 base salaries and target bonus opportunities, the compensation consultant provided a comparative analysis of the Company’s executive compensation program based on pay practices of the group of peer companies listed below (the “2018 Peer Group”). Also selected, based on similarity to us on various financial and other measures, such as industry, revenue, market capitalization, number of employees and growth history and potential as well as competition for executives, the 2018 Peer Group was:

Activision Blizzard, Inc.	LinkedIn Corporation
Adobe Systems, Inc.	Microsoft Corporation
Amazon.com, Inc.	Netflix, Inc.
CA Technologies, Inc.	Oracle Corporation
Cerner Corporation	SAP
Citrix Systems, Inc.	Symantec Corporation
eBay Inc.	The Priceline Group Inc.
Expedia, Inc.	Twitter, Inc.
Facebook, Inc.	VMware, Inc.
IBM	Workday, Inc.
Intuit, Inc.

32	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In addition, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from the Radford 2016 Custom Compensation Survey. The Compensation Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

Role of Executive Officers

Our CEO provides general input to the Compensation Committee with respect to the compensation of executive officers who report directly to him, including the other NEOs, and reviews their performance at least annually. Our CEO considers all relevant factors in his review, including each executive officer’s performance and accomplishments during the year, areas of strength and areas for development. Our CEO may also meet with the compensation consultant if he chooses to do so as he prepares his recommendation. The Compensation Committee takes our CEO’s general input into consideration when determining and approving executive officer compensation, including for the NEOs other than the CEO.

The executives who lead our Legal and Global Employee Success organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Role of Stockholder Input

In setting the form and amount of compensation for our NEOs, the Compensation Committee also considers the voting results from our most recent annual stockholder advisory vote on executive compensation as well as specific input provided by stockholders throughout the year. In particular, in November 2016, when making decisions regarding fiscal 2017 equity awards and in setting cash compensation levels for fiscal 2018, the Compensation Committee gave significant consideration to the 2016 advisory vote as well as specific input provided by stockholders through our stockholder engagement program undertaken in calendar year 2016.

Decisions Regarding Fiscal 2018 Compensation

As set forth above, in November 2016, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and target bonus opportunity for our executives for fiscal 2018. As a result of this review, it determined that no NEO would receive an increase in base salary for fiscal 2018. In addition, the Compensation Committee did not make any increases to the target bonus opportunity of any NEO, keeping the CEO’s fiscal 2017 target bonus opportunity at 200% of his base salary and each other NEO’s target bonus opportunity for fiscal 2017 at 100% of his base salary. Finally, for fiscal 2018, the Compensation Committee also decided to eliminate Company-paid expenses for CEO security arrangements that are provided outside of work or business travel, which may be deemed to convey a personal benefit. The Company will continue to pay for the CEO security arrangements that are provided at work and on business travel.

Other Compensation Policies

Stock Ownership Guidelines

We maintain a stock ownership policy for our non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” and as set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines also include stock ownership guidelines for our executive officers, including our NEOs. The Guidelines provide that our CEO must attain ownership of, by no later than March 14, 2018 or the fifth anniversary of his or her appointment as CEO, and maintain ownership throughout his or her tenure of a number of shares of our common stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. With ownership of over 34 million shares, Mr. Benioff significantly exceeds his ownership requirement under these guidelines.

The Guidelines also provide that each other executive officer must attain ownership, by no later than the later of March 14, 2018 or the fifth anniversary from the date he or she becomes an executive officer, and maintain ownership throughout his or her tenure of a number of shares equivalent in value to 1.5 times his or her annual salary. Each of the NEOs, including our CEO, is in compliance with the stock ownership policy.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or NYSE Listing Standards, we will seek to recover or cancel any such awards that were granted, vested or earned as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the NYSE related to clawback policies. In addition, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive- based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

2017 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any employee or director from, among other things, engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Executive officers and directors are also not permitted to pledge our securities.

Equity Award Grant Practices

The majority of our equity awards are granted on an annual basis, historically in the month of November, with new hire and ad hoc awards generally being granted monthly throughout the fiscal year, typically on the 22nd day of the month.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might personally affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of the NEOs that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18 month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value.

These agreements provide each of the NEOs (other than, as described below, our CEO) who has a qualifying termination of employment during the change of control period with a payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards. See “Performance-Based Restricted Stock Units” on page 43 for specific information regarding how such a qualifying termination of employment would impact the non-CEO NEOs’ PRSUs.

If our CEO has a qualifying termination of employment during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards. See

“Performance-Based Restricted Stock Units” on page 43 for specific information regarding how such a qualifying termination would impact Mr. Benioff’s PRSUs.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and the independent members of the Board also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us.

The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

In addition, in connection with the negotiation of Mr. Block’s employment terms when he joined us in 2013, and Mr. Hawkins’ employment terms when he joined us in 2014, each of these NEOs received an offer letter that provided for eligibility for ongoing severance payments and benefits in connection with involuntary terminations of employment. Under Mr. Block’s offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, as well as any bonus earned as of his termination but not yet paid, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Block’s signing a release of claims in favor of the Company. In addition, Mr. Block’s offer letter provides him (or his estate) with certain severance payments and benefits in the event his termination of employment is due to death or disability. Under Mr. Hawkins’ offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Hawkins’ signing a release of claims in favor of the Company.

For a summary of the material terms and conditions of agreements in effect during fiscal 2017, see “Employment Contracts and Certain Transactions—Change of Control,” elsewhere in this Proxy Statement.

34	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three next most highly compensated executive officers (other than the chief financial officer) of a public company. However, remuneration in excess of $1 million may be deducted if it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. The Compensation Committee considers whether to make efforts to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable, balancing the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The Compensation Committee has not adopted a policy that any or all compensation must be deductible. For example, compensation realized upon the vesting of time-based RSUs and fiscal 2017 bonuses paid to our executives are not designed to qualify as “performance-based” for purposes of Section 162(m) and so will not be deductible to the extent that they and the executive’s other non-“performance-based” compensation for the taxable year exceed $1 million. This affords us flexibility in designing the bonus structure best suited to our goals, and allows us the ability to grant time-based RSUs with strong retention value.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2017 and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. We generally have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the NEOs generally have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period in which an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSUs and PRSUs. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

2017 Proxy Statement	35

COMPENSATION RISK ASSESSMENT

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy and objectives.

As is the case with our employees generally, our NEOs’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on our performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial measures counterbalance each other, decreasing the likelihood that our NEOs will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our NEOs is in the form of long-term equity awards, including PRSUs, that help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. We have also implemented controls such as our Code of Conduct and periodic sub-certification processes for our executives to mitigate the risks of unethical behavior.

36	2017 Proxy Statement

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2017 and the two prior years, the compensation reportable for our NEOs, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compens- ation ($)	All Other Compens- ation ($)		Total ($)
Marc Benioff	2017	1,550,000	—		4,373,238	(3)	2,848,014	3,100,000	1,298,795	(4)	13,170,047
Chairman of the Board and Chief Executive Officer	2016	1,550,000	—		17,455,952		9,807,069	3,100,000	1,449,882		33,362,903
	2015	1,440,000	—		—		34,359,353	2,816,640	1,291,541		39,907,534
Mark Hawkins	2017	750,000	—		3,035,661	(5)	3,000,014	750,000	1,151	(6)	7,536,826
Chief Financial Officer	2016	700,000	250,000		1,200,029		4,800,004	700,000	29,362		7,679,395
	2015	325,000	250,000		1,789,975		7,200,788	317,850	61,795		9,945,408
Keith Block	2017	1,150,000	—		5,059,230	(7)	5,000,017	1,150,000	91,438	(8)	12,450,685
Vice Chairman, President and Chief Operating Officer	2016	1,077,000	40,564		—		10,000,003	1,077,000	58,663		12,253,230
	2015	1,000,000	—		—		10,411,924	978,000	69,493		12,459,417
Parker Harris	2017	900,000	271,438	(9)	4,047,445	(10)	4,000,006	900,000	256,138	(11)	10,375,027
Co-Founder and Chief Technology Officer	2016	700,000	—		1,200,029		4,800,004	700,000	—		7,400,033
	2015	650,000	—		1,435,613		5,830,678	635,700	—		8,551,991
Alexandre Dayon	2017	900,000	—		4,047,445	(12)	4,000,006	900,000	17,346	(13)	9,864,797
President and Chief Product Officer	2016	700,000	250,000		1,600,038		6,400,005	700,000	54,791		9,704,834
	2015	650,000	611,686		1,435,613		5,830,678	636,892	—		9,164,869

(1)	Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of RSUs and PRSUs granted to the executives, which for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the date of grant and for PRSUs is calculated in the manner described in footnote (2) below, using a Monte Carlo valuation method.
(2)	Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for fiscal 2017 filed with the SEC on March 6, 2017.
(3)	This amount consists solely of PRSUs granted to Mr. Benioff.
(4)	This amount represents an allocation of costs paid by the Company for security arrangements provided for Mr. Benioff in addition to security arrangements provided while at work or on business travel. We view these security services as a necessary and appropriate business expense, but have reported incremental costs to us of the arrangements because they may be viewed as conveying a personal benefit to him. On occasion, family members of Mr. Benioff also may accompany him, at no incremental cost to the Company, on corporate aircraft used for business purposes.
(5)	This amount consists of RSUs valued at $1,500,065 and PRSUs valued at $1,535,596 granted in fiscal 2017.
(6)	This amount consists of a tax gross-up provided with respect to the Company-paid costs of attending a Company leadership event, which was provided on the same terms to all other employees who attended the event.
(7)	This amount consists of RSUs valued at $2,500,007 and PRSUs valued at $2,559,224 granted in fiscal 2017.
(8)	This amount includes $47,356 for Company-paid costs of attending motivational Company sales team and leadership events and $42,080 for tax gross-ups provided with respect to such costs, consistent with how we treated these benefits for all other employees who attended such events, as well as de minimis items of apparel and consumable sundries provided to Mr. Block in connection with employee events. On occasion, family members of Mr. Block also may accompany him, at no incremental cost to the Company, on corporate aircraft used for business purposes.
(9)	This amount represents the value of an automobile awarded in recognition of Mr. Harris’ achievements in leading the Company’s technology and engineering team.
(10)	This amount consists of RSUs valued at $2,000,036 and PRSUs valued at $2,047,410 granted in fiscal 2017.
(11)	This amount consists of a tax gross-up provided with respect to the company-paid cost of the automobile described in footnote (9) above.
(12)	This amount consists of RSUs valued at $2,000,036 and PRSUs valued at $2,047,410 granted in fiscal 2017.
(13)	This amount includes a tax gross-up equal to $8,111 provided with respect to the Company-paid costs of attending a Company leadership event, consistent with how we treated this benefit for all other employees who attended the event, as well as the costs of attending the leadership event and a separate Company motivational event.

2017 Proxy Statement	37

GRANTS OF PLAN-BASED AWARDS TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to all plan-based awards granted to the NEOs during fiscal 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target (1)	Maximum (1)	Threshold (#)	Target (#) (2)	Maximum (#) (2)
Marc Benioff	N/A	—	$3,100,000	$3,875,000	—	—	—	—	—	—	—
	11/22/2016	—	—	—	—	—	—	—	151,057	$75.57	$2,848,014
	11/22/2016	—	—	—	—	56,531	113,062	—	—	—	$4,373,238
Mark Hawkins	N/A	—	$750,000	$937,500	—	—	—	—	—	—	—
	11/22/2016	—	—	—	—	—	—	—	159,119	$75.57	$3,000,014
	11/22/2016	—	—	—	—	—	—	19,850	—	—	$1,500,065
	11/22/2016	—	—	—	—	19,850	39,700	—	—	—	$1,535,596
Keith Block	N/A	—	$1,150,000	$1,437,500	—	—	—	—	—	—	—
	11/22/2016	—	—	—	—	—	—	—	265,198	$75.57	$5,000,017
	11/22/2016	—	—	—	—	—	—	33,082	—	—	$2,500,007
	11/22/2016	—	—	—	—	33,082	66,164	—			$2,559,224
Parker Harris	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—
	11/22/2016	—	—	—	—	—	—	—	212,158	$75.57	$4,000,006
	11/22/2016	—	—	—	—	—	—	26,466	—	—	$2,000,036
	11/22/2016	—	—	—	—	26,466	52,932	—	—	—	$2,047,410
Alexandre Dayon	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—
	11/22/2016	—	—	—	—	—	—	—	212,158	$75.57	$4,000,006
	11/22/2016	—	—	—	—	—	—	26,466	—	—	$2,000,036
	11/22/2016	—	—	—	—	26,466	52,932	—	—	—	$2,047,410

(1)	The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis—Compensation Elements—Cash Bonuses.” Maximum amounts shown reflect a 125% individual multiplier limit on payouts to executive officers.
(2)	This equity incentive plan award is discussed under “Compensation Discussion and Analysis—Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units.”
(3)	All restricted stock unit awards, performance-based restricted stock unit awards and stock options were granted pursuant to the 2013 Equity Plan.
(4)	The exercise price of the stock options is equal to the closing market price of our common stock on the date of grant.
(5)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Regardless of the reported value of a stock option on the grant date, the actual value realized will depend on the excess, if any, of the market value of our common stock over the exercise price if and when the option is exercised.

38	2017 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information concerning option exercises and the vesting of stock awards and the value realized upon exercise or vesting by the NEOs during fiscal 2017.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Marc Benioff	1,600,000	$79,080,844	—	—
Mark Hawkins	103,493	$1,635,858	11,208	$855,524
Keith Block	600,000	$25,740,824	—	—
Parker Harris	188,000	$9,006,749	19,393	$1,484,002
Alexandre Dayon	33,408	$1,700,614	40,374	$3,061,073

(1)	The value realized on exercise is the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.

2017 Proxy Statement	39

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END TABLE

The following table sets forth information with respect to the value of all outstanding equity awards held by our NEOs as of January 31, 2017.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Marc Benioff	1,300,000	—	$39.09	11/27/2017	—	—
	1,464,141	385,300	$52.30	11/26/2020	—	—
	1,065,110	901,248	$59.34	11/25/2021	—	—
	140,325	340,791	$80.99	11/22/2022	—	—
	—	151,057	$75.57	11/22/2023
	—	—	—	—	191,382	$15,138,316
	—	—	—	—	56,531	$4,471,602
Mark Hawkins	—	163,865	$59.64	08/26/2021	—	—
	68,681	166,798	$80.99	11/22/2022	—	—
	—	159,119	$75.57	11/22/2023	—	—
	—	—	—	—	13,131	$1,038,662
	—	—	—	—	11,113	$879,038
	—	—	—	—	19,850	$1,570,135
	—	—	—	—	19,850	$1,570,135
Keith Block	403,185	130,209	$37.95	6/5/2018	—	—
	322,761	273,105	$59.34	11/25/2021	—	—
	143,086	347,495	$80.99	11/22/2022	—	—
	—	265,198	$75.57	11/22/2023	—	—
	—	—	—	—	33,082	$2,616,786
	—	—	—	—	33,082	$2,616,786
Parker Harris	240,800	—	$39.09	11/27/2017	—	—
	171,802	45,212	$52.30	11/26/2020	—	—
	180,746	152,939	$59.34	11/25/2021	—	—
	68,681	166,798	$80.99	11/22/2022	—	—
	—	212,158	$75.57	11/22/2023	—	—
	—	—	—	—	4,341	$343,373
	—	—	—	—	12,097	$956,873
	—	—	—	—	11,113	$879,038
	—	—	—	—	26,466	$2,093,461
	—	—	—	—	26,466	$2,093,461
Alexandre Dayon	107,377	28,257	$52.30	11/26/2020	—	—
	180,746	152,939	$59.34	11/25/2021	—	—
	91,575	222,397	$80.99	11/22/2022	—	—
	—	212,158	$75.57	11/22/2023	—	—
	—	—	—	—	10,851	$858,314
	—	—	—	—	12,097	$956,873
	—	—	—	—	14,817	$1,172,025
	—	—	—	—	26,466	$2,093,461
	—	—	—	—	26,466	$2,093,461

40	2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END TABLE (CONTINUED)

(1)	Options shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.
(2)	Restricted stock unit awards shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.
(3)	The market value of unvested restricted stock units is based on the closing market price of the Company’s common stock on January 31, 2017 of $79.10 per share.

2017 Proxy Statement	41

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters, Agreements and Bonuses.    Each NEO is an “at-will” employee. Offer letters with our NEOs provide for one or more of the following: annual base salary, an annual bonus based on Company and individual performance, stock options and other equity-based awards and participation in our Company-wide employee benefit plans. In addition, the offer letters we have entered into with Messrs. Block and Hawkins provide for severance payments and benefits as described below.

Keith Block.    Under Mr. Block’s offer letter with the Company, dated June 6, 2013, in the event we terminate Mr. Block’s employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2017, Mr. Block’s annual base salary and target bonus amount were each $1,150,000);

•	Payment equal to any performance or special incentive bonus earned as of the termination date but not yet paid; and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

In the event Mr. Block’s employment terminates due to his death or disability (as defined in his offer letter), he or his estate will be entitled to receive the following payments and benefits (less applicable tax withholdings), in addition to any other compensation and benefits to which he (or his estate) may be entitled under applicable plans, programs and agreements of the Company:

•	In the case of death, an amount equal to 100% of his annual base salary payable in monthly installments for 12 months following his death (for the fiscal year ended January 31, 2017, Mr. Block’s annual base salary was $1,150,000);

•	In the case of disability, the disability benefit available under our normal procedures and policies for its most senior executives;

•	Payment equal to his pro rata bonus(es) for the remainder of the year in which death or disability occurs (if Mr. Block’s termination due to death or disability had occurred on January 31, 2017, his bonus payment would have been $1,150,000, less applicable withholding taxes); and
•	Payment equal to any base salary and any performance or special incentive bonus earned but not yet paid as of the termination due to death or disability, reimbursement of any expenses incurred but not yet reimbursed, and any compensation and benefits to which he (or his legal representatives) may be entitled under applicable plans, programs and agreements of the Company.

Mark Hawkins.    Under Mr. Hawkins’ offer letter with the Company, dated June 11, 2014, in the event we terminate Mr. Hawkins’ employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2017, Mr. Hawkins’ annual base salary and target bonus amount were each $750,000); and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

Change of Control.    In December 2008, we entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that the employment of Mr. Benioff is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for him and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

We have also entered into Change of Control and Retention Agreements with the other NEOs. Pursuant to these agreements, in the event that the employment of any of these executives is terminated without cause or he resigns for good reason within three months prior to, or 18 months after, a change of control of

42	2017 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (payable with respect to Mr. Hawkins, in equal monthly installments over 12 months) (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for the executive and his eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination payments and benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the “golden parachute” rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of payments and benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Performance-Based Restricted Stock Units.    The PRSUs granted to our NEOs, including our CEO, in November 2016 provide that, if the applicable officer remains employed through December 15, 2019, each respective award will vest in a percentage of the target number of shares subject to the award, between zero and 200%, depending on how our total stockholder return (“TSR”) ranks over the three-year period from the grant date (the “performance period”), relative to the companies in the NASDAQ-100 Index as of the grant date (the “Index Group”). If our TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which our TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2.5641% of target, up to a maximum payout of

200% of target if our TSR ranking is at the 99th percentile. For every percentile by which our TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3 1⁄3% of target, with no payout if our TSR ranking is below the 30th percentile. Additionally, if our absolute TSR over the performance period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if our TSR ranks above the 60th percentile within the Index Group.

Special vesting rules apply to the PRSUs granted to our NEOs, including our CEO, in November 2016 in the event of a change of control of the Company. The awards provide that if a change of control of the Company occurs during the NEO’s employment and before the end of the performance period, shares will become eligible to vest based on how our TSR performance ranks relative to the Index Group from the grant date through the date of the change of control (instead of through the three-year performance period), using the same zero to 200% scale described above. A portion of the award will be considered satisfied as of the date of a change of control, and a pro-rated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in equal calendar quarterly installments thereafter over the balance of the original performance period, subject to the NEO’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if each applicable officer’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his existing change of control and retention agreement.

If a change of control of the Company occurs within the three-month period after a NEO ceases to be an employee, and such officer qualified for severance payments and benefits under his Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if such officer had remained an employee through the date of the change of control. Therefore, assuming the NEO qualifies for severance payments and benefits under his Change of Control and Retention Agreement, he will be entitled to full vesting of any and all shares eligible to vest based on the TSR performance (determined as described above) as of the date the performance is certified.

2017 Proxy Statement	43

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Payments Upon Qualifying Termination of Employment. Assuming the employment of the NEOs had been terminated on January 31, 2017 pursuant to a qualifying termination of employment in connection with a change of control of the Company, they would have been entitled to payments and benefits in the amounts set forth below:

Name	Salary and Bonus (1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units (2)	Total (3)
Marc Benioff	$9,300,000	$47,571	$48,277,850(4)	$57,625,421
Mark Hawkins	$2,250,000	$26,591	$8,808,473(5)	$11,085,064
Keith Block	$3,450,000	$12,087	$16,924,376(6)	$20,386,463
Parker Harris	$2,700,000	$36,260	$11,348,879(7)	$14,085,139
Alexandre Dayon	$2,700,000	$36,260	$11,702,413(8)	$14,438,673

(1)	Based on salary and bonus targets as of January 31, 2017.
(2)	Based on a common stock price of $79.10, the closing market price of the Company’s common stock on January 31, 2017, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	The amounts presented reflect the maximum severance benefits that could have been paid out without giving effect to any potential reduction as a result of the “best of” provision of the Change of Control and Retention Agreements described above.
(4)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the NASDAQ 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSUs, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $67,887,768.
(5)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the NASDAQ 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSUs, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $10,378,608.
(6)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the NASDAQ 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSUs, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $19,541,163.
(7)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the NASDAQ 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSUs, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $13,442,340.
(8)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the Nasdaq 100 Index Group. If instead the maximum amount possible were accelerated in connection with a change of control and qualifying termination (i.e., for the PRSUs, assuming the Company’s TSR from grant through change of control were positive and that, for the period from grant to the date of the change of control, the Company’s TSR performed at the 99th percentile relative to TSR of the Nasdaq 100 Index Group), the resulting total value of accelerated equity awards would be $13,795,873.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

The Company has in place Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or ratifies any related party transactions. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

44	2017 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2017 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Andrea Conway, a non-executive employee of Salesforce, is the daughter of Craig Conway, a director. With respect to fiscal 2017, Ms. Conway earned $149,228 in base salary and $30,056 in annual cash incentive and other performance-based bonuses. She was also granted 465 RSUs vesting over the Company’s standard four-year vesting schedule. Ms. Conway is a Senior Product Designer and her total compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Our Audit Committee reviewed and approved the employment of Ms. Conway pursuant to our Related Party Transaction Policies and Procedures. The terms of Ms. Conway’s employment and compensation do not violate these policies or procedures nor do we believe they present a conflict of interest, particularly in light of the number of personnel employed by the Company overall (approximately 25,000 employees as of January 31, 2017), and the fact that neither the Board nor executive management directly oversee Ms. Conway or other personnel at her level, and the fact that her compensation is consistent with that of other employees at the same level with similar responsibilities.

As disclosed in our Annual Report on Form 10-K for fiscal 2017, in April 2016, the Company acquired MetaMind, Inc. (“MetaMind”), an artificial intelligence company specializing in deep learning, for a total purchase price of approximately $32.8 million in cash, net of cash acquired. This amount includes amounts to be paid after an initial holdback period and assumed equity awards. Marc Benioff, our CEO and Chairman of the Board, who held a greater than ten percent ownership interest in MetaMind, received approximately $6 million in total proceeds, subject to customary escrow amounts, in connection with the acquisition. Mr. Benioff was not involved in the acquisition negotiations, and our Audit Committee reviewed and approved the acquisition pursuant to our Related Party Transaction Policies and Procedures.

In January 1999, the Salesforce.com Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. Beginning in 2008, Salesforce.org, which is a non-profit public benefit corporation, was established to resell the Company’s services to non-profit organizations and certain higher education organizations.

The Company’s Chairman is the chairman of both the Foundation and Salesforce.org. The Company’s Chairman holds one of the three Foundation board seats. The Company’s Chairman, one of the Company’s employees and one of the Company’s board members hold three of Salesforce.org’s nine board seats. The Company does not control the Foundation’s or Salesforce.org’s activities, and accordingly, the Company does not consolidate either of the related entities’ statement of activities with its financial results.

Since the Foundation’s and Salesforce.org’s inception, the Company has provided at no charge certain resources to those entities’ employees such as office space, furniture, equipment, facilities, services and other resources. The value of these items was approximately $3.3 million for fiscal 2017.

Additionally, the Company has donated subscriptions of the Company’s services to other qualified non-profit organizations. The Company also allows Salesforce.org to resell the Company’s service to non-profit organizations and certain higher education entities. The Company does not charge Salesforce.org for these subscriptions, therefore revenue from subscriptions provided to non-profit organizations is donated back to the community through charitable grants made by the Foundation and Salesforce.org. For instance, the reseller agreement was amended in August 2015 to include additional customer segments and certain customers outside the U.S. and was amended in October 2015 to add an addendum with model clauses for the processing of personal data transferred from the European Economic Area. The value of the subscriptions pursuant to reseller agreements, as amended, was approximately $112.4 million for fiscal 2017.

2017 Proxy Statement	45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2017, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain

Reporting Persons relating to fiscal 2017, the Company believes that all Reporting Persons complied with all applicable reporting requirements in fiscal 2017, except for one untimely Form 4 filed on behalf of Mr. Roos on November 22, 2016 and two untimely Forms 4 filed on behalf of Mr. Benioff on May 15, 2016 and July 8, 2016, in each case as a result of unintentional administrative error, and one untimely Form 4 filed on behalf of General Powell on November 22, 2016 as a result of untimely broker communication.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Maynard Webb

46	2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Corporate Governance and Board Committees—Audit Committee.”

The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year ended January 31, 2017

The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, or other matters. Specifically, in discharging its duties in fiscal 2017, the Audit Committee:

•	reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2017, as well as the overall quality of our financial reporting process;

•	reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, which involves communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit;

•	received and discussed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	inquired about significant business and financial reporting risks, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•	reviewed actual and potential related party transactions and the Company’s policy regarding related party transactions;

•	received reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters;
•	reviewed and assessed the qualitative aspects of the Company’s ethics and compliance programs;

•	met periodically with management, the internal auditor and Ernst & Young regarding the evaluation and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	considered the fees paid to Ernst & Young for the provision of non-audit related services and concluded that these fees did not compromise Ernst & Young’s independence in performing the audit; and

•	monitored the Company’s internal and disclosure control structure, including the scope and adequacy of the Company’s internal audit program.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2017 for filing with the SEC.

Review of Independent Auditor

The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:

•	data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;

•	the value of Ernst & Young’s services in light of the fees charged to the Company;

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which most recently occurred effective as of fiscal 2017;

•	Ernst & Young’s integrity and objectivity; and

•	Ernst & Young’s independence.

Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2018. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2018.

2017 Proxy Statement	47

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (CONTINUED)

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”

THE AUDIT AND FINANCE COMMITTEE

Lawrence Tomlinson (Chair)

Alan Hassenfeld

Sanford Robertson

Robin Washington

Maynard Webb

48	2017 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Robin Washington, Maynard Webb and Susan Wojcicki.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the proxies will be voted for the election of such other person as the Board may designate, if any, in place of such nominee.

Vote Required and Board of Directors’ Recommendation

The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

2017 Proxy Statement	49

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 37 million Shares. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate. The proposed amendments to the 2013 Plan also include provisions subjecting awards to minimum vesting requirements and clarifying that dividends or dividend equivalents credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan and share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment and restatement of the 2013 Plan and share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan and share increase will not take effect and our 2013 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the 2013 Plan

Background

The 2013 Plan was initially adopted by the Board in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that can become available under the 2013 Plan in this manner is limited to 54,332,000 Shares.

At the 2015 Annual Meeting our stockholders, upon recommendation of the Board, approved the amendment and restatement of the 2013 Plan and share increase to reserve an additional 37 million Shares. As discussed in our 2015 proxy statement, when we sought stockholder approval of the amendment and restatement of the 2013 Plan, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2013 Plan through the 2016 or 2017 Annual Meeting. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”).

Shares Available for Future Awards

As of March 31, 2017, approximately 14,917,736 Shares remained available for grant under the 2013 Plan, 390,711 Shares remained available for grant under the 2014 Plan and 82,407 Shares remained available for grant under an acquired plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected to last approximately one to two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant under our 2014 Plan. We have also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

50	2017 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Reasons for Voting for the Proposal

Long-Term Equity is a Key Component of our Compensation Objective

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 31, 2017, approximately 14,000 of our regular, full-time employees held outstanding equity awards.

The 2013 Plan Requires Additional Shares to Meet our Forecasted Needs

We currently forecast granting equity awards representing approximately 23,065,000 Shares (or 42,855,000 fungible shares, i.e. taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share subject to the full value award) over the next one-year period, or approximately 6.0% of our Common Stock outstanding as of March 31, 2017. We also anticipate Share forfeitures and cancellations of approximately 4,288,000 Shares (or 6,595,000 fungible shares) over this period, based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 18,777,000 Shares (or 36,260,000 fungible shares), or approximately 5.1% of our Common Stock outstanding as of March 31, 2017.

As described above, the 2013 Plan has 14,917,736 Shares available for grant as of March 31, 2017. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions, which assists us in meeting a portion of our equity compensation needs, but only with respect to a limited group. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as well as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 3.04% for fiscal years 2015 through 2017 (see chart on page 60 for detailed calculation of our three-year burn rates). We are also mindful of the ratio of our stock-based compensation expense to our revenues over time; this ratio has decreased in recent years.

Equity Awards Outstanding

As of March 31, 2017, equity awards outstanding under Salesforce equity plans were approximately: 25,837,518 stock options, no unvested restricted shares, 24,345,753 restricted stock units and 400,093 performance-based restricted stock units. An additional 2,344,631 stock options, 807,520 restricted stock units and 525,310 unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of March 31, 2017. As of March 31, 2017, we had 711,706,563 Shares outstanding. Accordingly, our approximately 54,260,825 outstanding awards (not including awards under our employee stock purchase plan) plus 15,390,854 Shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of March 31, 2017 represented approximately 9.8% of our Common Stock outstanding (commonly referred to as the “overhang”).

As of March 31, 2017, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $62.1273 and the weighted average remaining contractual term was 5.24 years.

The 2013 Plan Incorporates Good Compensation and Governance Practices

•	Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•

Broad-based eligibility for equity awards.    We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 81% of all outstanding equity awards, on a share basis, as of March 31, 2017 were held by employees who are not Named Executive Officers or directors. In fiscal

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

2017, approximately 93% of all equity awards, on a share basis, were issued to employees who are not Named Executive Officers or directors, with approximately 34% of all employees who are not Named Executive Officers or directors receiving awards.

•	Minimum vesting for equity awards. The 2013 Plan, as proposed to be amended, provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s death, disability or in the event of a transaction (as described in the 2013 Plan). The foregoing is subject to a 5% carve-out, as discussed in further detail below.

•	Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•	Explicit prohibition on repricing without stockholder approval. The 2013 Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•	No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•	No dividends or dividend equivalents on unvested restricted stock or restricted stock units. The 2013 Plan, as proposed to be amended, provides that dividends or other distributions credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

•	Share counting provisions. In general, when awards granted under the 2013 Plan expire or are canceled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.

•	Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 2.15-for-one basis.

•	Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.

•	Annual limits on non-employee director awards. The 2013 Plan limits the number of Shares that may be granted under non-employee director awards each fiscal year.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

Summary of the 2013 Plan

The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan as set forth in Appendix A.

Purpose

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus

•	any Shares reserved but not issued, and not subject to outstanding awards, under the Prior Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and

•	any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.

At the 2015 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

The stockholders are now being asked to approve an additional 37 million Shares to become available for issuance under the

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

2013 Plan. As of March 31, 2017, we had approximately 14,917,736 Shares available for issuance under the 2013 Plan.

Share Reserve Reduction and Share Recycling

Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the 2013 Plan share reserve as 2.15 shares for every one Share subject thereto.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 shares are returned to the 2013 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan. If Shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such Shares become available for future grant under the 2013 Plan (and increase the 2013 Plan reserve on the 2.15-for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class and price of Shares subject to outstanding awards and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board of Directors.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions subject to any minimum vesting requirements set forth in the 2013 Plan), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Awards also may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2017, there were approximately 25,580 employees, including five Named Executive Officers, and ten non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2017, five consultants received equity awards under the 2013 Plan.

Minimum Vesting

Notwithstanding anything in the 2013 Plan to the contrary, equity-based awards granted under the 2013 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in the event of a transaction described in the 2013 Plan. Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved the amended and restated version of the 2013 Plan (15,144,057 Shares as of March 15, 2017), plus (b) the proposed increase in the number of Shares available for grant under the 2013 Plan (as described above), may be issued pursuant to awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

Stock Options

Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the

Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.

The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the tenth day following the date on which a sale of the Shares by the participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards are subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid

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out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, provided that dividends or other distributions credited or payable in connection with shares of restricted stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent they are met, will determine the number of Shares or amount of cash to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.

Participants holding restricted stock units have no voting rights with respect to the Shares represented by the restricted stock units until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate and shall not be paid settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. Notwithstanding the foregoing, if the Administrator desires that an award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the Administrator desires that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonuses under the 2013 Plan qualify as “performance-based compensation” under Section 162(m) (discussed below), then the award may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time or against another company or companies or an index or indices), on a per-Share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, or other segment), and on a pre-tax or after-tax basis. Prior to latest date that would meet the requirements under Section 162(m), the Administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator by the latest date that would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to one or more of the above-listed performance goals and intended to qualify as “performance-based compensation” under Section 162(m), within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants who are covered employees for Section 162(m) purposes, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved (unless otherwise permitted by Section 162(m) and determined by the Administrator).

Grants to Non-Employee Directors

Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.

Individual Award Limitations (including Non-Employee Directors Award Limitations)

The 2013 Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be subject to awards granted to any one employee in any fiscal year is:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

In addition, the 2013 Plan limits the granting of cash performance bonus awards, such that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the Share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 Shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was decided in connection with the adoption of the 2013 Plan, and after consultation with the Compensation Committee’s independent compensation consultant, Compensia,

Inc. The limit accommodates the Company’s practice of granting non-employee directors Shares with an approximate value of $125,000 per quarter, and also allows us to have the flexibility to make corresponding adjustments to the grant levels in the future in order to maintain the value of the equity compensation paid to non-employee directors should the value of our stock significantly change, and to increase the value of such compensation if we believe it is appropriate or desirable to do so; for instance, to maintain the competitiveness of our compensation program and our ability to attract talented directors.

The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquiror), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

Termination or Amendment

The 2013 Plan will automatically terminate ten years from the date of its initial adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of that amount if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2013 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 2013 Plan has been designed to permit (but not require) the Administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

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PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN, INCLUDING TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance, other than with respect to the automatic grants to non-employee directors, which have been approved by the Board based on a fixed value each quarter. The following table sets forth (i) the aggregate number of Shares subject to options granted under the

2013 Plan during the fiscal year ended January 31, 2017, (ii) the average per Share exercise price of such options, (iii) the aggregate number of Shares subject to awards of restricted stock and restricted stock units granted under the 2013 Plan during the fiscal year ended January 31, 2017, and (iv) the dollar value of such Shares or units based on $82.49 per share, the closing price of a Share on the NYSE on March 31, 2017.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares subject to Stock Awards (#)		Dollar Value of Shares subject to Stock Awards ($)
Marc Benioff Chairman of the Board and Chief Executive Officer	151,057	$75.57	56,531	(1)	$4,663,242
Mark Hawkins Chief Financial Officer	159,119	$75.57	39,700	(2)	$3,274,853
Keith Block Vice Chairman, President and Chief Operating Officer	265,198	$75.57	66,164	(3)	$5,457,868
Parker Harris Co-Founder and Chief Technology Officer	212,158	$75.57	52,932	(4)	$4,366,360
Alexandre Dayon President and Chief Product Officer	212,158	$75.57	52,932	(5)	$4,366,360
All current executive officers as a group	1,583,126	$75.57	374,125	(6)	$30,861,570
All non-employee directors as a group	0	$0.00	62,632	(7)	$5,166,514
All other employees (including all current officers who are not executive officers) as a group	5,880,862	$75.34	11,979,884		$988,220,613

(1)	Consists entirely of performance-based restricted stock unit awards.
(2)	Includes 19,850 restricted stock units and 19,850 performance-based restricted stock units.
(3)	Includes 33,082 restricted stock units and 33,082 performance-based restricted stock units.
(4)	Includes 26,466 restricted stock units and 26,466 performance-based restricted stock units.
(5)	Includes 26,466 restricted stock units and 26,466 performance-based restricted stock units.
(6)	Includes 165,414 restricted stock units and 208,711 performance-based restricted stock units.
(7)	Consists entirely of restricted stock awards.

Detailed Three Year Average Burn Rate Calculation

	FY15	FY16	FY17	Average
Options granted under all plans (1)	9,370,727	7,119,327	7,773,636
Restricted stock units and awards granted under all plans (1)	11,015,237	9,736,623	14,498,921
Performance-based restricted stock units granted under all plans (2)	—	191,382	208,711
Total granted	20,385,964	17,047,332	22,481,268
Weighted Average # of Common Shares Outstanding	624,147,514	661,646,615	687,797,104
Burn Rate	3.3%	2.6%	3.3%	3.04%
(1)	This table does not include appreciation and full value awards assumed in acquisitions.
(2)	The performance-based restricted stock units noted in the table were granted in the year indicated but none have vested or been earned to date; such performance stock units vest, if at all, following a three-year performance period from the date of grant.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2013 Equity Incentive Plan, Including to Increase the Number of Plan Shares Reserved for Issuance.

60	2017 Proxy Statement

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

Our 2004 Employee Stock Purchase Plan, as amended (the “ESPP”), is a benefit that we make broadly available to our employees and employees of our participating subsidiary corporations that allows them to purchase shares of Company Common Stock (“Shares”) at a discount. The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. We are asking stockholders to approve amending the ESPP to increase by 8 million Shares the number of Shares reserved for issuance under the ESPP. The Board has approved the amendment and restatement of the ESPP, subject to stockholder approval at the Annual Meeting. Stockholder approval of the ESPP requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the ESPP will be 27 million Shares. However, if this proposal is rejected by stockholders, the total number of Shares authorized and reserved for issuance under the ESPP will remain at 19 million, of which approximately 3.7 million remain available for issuance as of

March 31, 2017. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available Shares in approximately December 2017.

We believe that the ESPP is an essential tool that helps us compete for talent in the labor markets in which we operate. We also believe the ESPP is a crucial element in rewarding and encouraging current employees that promotes stock ownership by employees, which aligns their interests with those of our stockholders. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult.

Our executive officers currently are not permitted to participate in the ESPP. However, they may be permitted to participate in the ESPP in the future and therefore they have an interest in this proposal. The remainder of this discussion, when referring to the ESPP, refers to the amended and restated ESPP as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the ESPP prior to amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the ESPP

Background

The ESPP was initially adopted by the Board in December 2003 and approved by our stockholders in March 2004. In September 2011, the Board amended and restated the ESPP to provide, among other changes, that the ESPP would be implemented through consecutive and overlapping offering periods of approximately 12 months in length, with each offering period divided into two purchase periods of approximately six months each. The ESPP was implemented and made available to employees beginning with the twelve month offering period starting in December 2011.

At the 2015 Annual Meeting our stockholders, upon recommendation of the Board, approved the amendment and restatement of the ESPP and share increase to reserve an additional 7 million Shares for issuance under the ESPP.

Under the ESPP, a participant may authorize participant contributions, generally in the form of payroll deductions, which may not exceed 15% of the participant’s eligible compensation during the offering period. Payroll deductions are applied on the last day of a purchase period (the “purchase date”) to purchase a whole number of Shares on behalf of a participant. The purchase price is 85% of the fair market value of a Share on the first day of the offering period or on the purchase date, whichever date results in a lower price.

Reasons for Voting for the Proposal

We believe that the number of Shares remaining available for issuance under the ESPP will not be sufficient for the expected levels of ongoing participation in the ESPP. Therefore, increasing the number of Shares available under the ESPP would be appropriate to help the Company meet the goals of its compensation strategy. The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership interests in the Company.

In considering its recommendation to seek stockholder approval for the addition to the ESPP of 8 million Shares, the Board considered the historical number of Shares purchased under the ESPP in the past three fiscal years, which were 3.2 million, 3 million, and 3.3 million, in fiscal years 2017, 2016 and 2015,

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PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

respectively. The Board also considered the Company’s expectation that the additional Shares should last until approximately June 2018. In the event that more Shares are required for the ESPP in the future, the prior approval of our stockholders will be required.

Summary of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP, and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Appendix B to this proxy statement.

Purpose

The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward eligible employees and by motivating such employees to contribute to the growth and profitability of the Company and its participating parent and subsidiary corporations, in each case, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Administrator of the ESPP (as described below) to achieve tax, securities law or other compliance objectives in particular locations outside of the United States (the “Non-Section 423 Plan”).

Eligibility to Participate

Most employees of the Company and its participating parent and subsidiary corporations whose customary employment is for at least twenty hours per week and more than five months per calendar year are eligible to participate in the ESPP. Currently, the Administrator has excluded from eligibility those employees who are both (1) “highly compensated employees” as defined under Section 414(q) of the Code and (2) officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. In addition, an employee is not eligible if he or she would own or hold outstanding options to purchase five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company. Also, the Administrator generally has discretion to exclude employees from participating in the ESPP, for the Section 423 portion of the ESPP (the “Section 423 Plan”) on a uniform and nondiscretionary basis or as otherwise permitted by Section 423, if the employee normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year, has worked for the Company for less than two years, or is an officer or other highly compensated employee. As of March 31, 2017, approximately 25,700 employees were eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available under the ESPP

A total of 4 million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013) were initially authorized and reserved for issuance under the ESPP. The ESPP provided for an automatic annual increase in the number of shares available under the ESPP on February 1 of each year from 2005 through 2013 equal to the smaller of (i) one percent of the number of Shares issued and outstanding on the immediately preceding January 31, (ii) 4 million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013), or (iii) a lesser number of Shares determined by the Administrator.

The ESPP was suspended and not active from its original approval until it resumed in December 2011. During the period of ESPP suspension, the automatic annual increase to the share reserve also was suspended. This provision came back into effect in December 2011 when the ESPP became active; the automatic annual increase provision expired after a final increase in February 2013. A total of 8 million Shares became available for issuance under the ESPP as a result of the automatic annual increase provisions. At the 2015 Annual Meeting our stockholders approved a share increase to reserve an additional 7 million Shares, resulting in a maximum of 19 million Shares that have been authorized for issuance pursuant to the ESPP.

Because approximately 3.7 million Shares remained available for issuance as of March 31, 2017, if stockholders approve the increase of 8 million Shares, approximately 11.7 million Shares would remain available for issuance under the ESPP.

As of March 31, 2017, the closing price of our Common Stock on the NYSE was $82.49 per Share.

Administration

The Board or a committee of the Board administers the ESPP (the Board and any committee of the Board administering the ESPP is referred to as the “Administrator”). Currently, the Compensation Committee acts as Administrator of the ESPP. Subject to the terms of the ESPP, the Administrator has all of the powers and discretion necessary or appropriate to control the operation and supervise the administration of the ESPP. The Administrator’s authority under the ESPP includes, among other powers, interpreting and determining the terms and provisions of the ESPP and purchase rights thereunder. All actions, interpretations and decisions of the Administrator are conclusive and binding on all persons and will be given the maximum deference permitted by law.

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PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP by completing, signing and submitting to the Company an enrollment form in a form and manner and by the deadline set by the Administrator. Each employee who joins the ESPP (a “participant”) is granted a right to purchase Shares on each first day of the applicable offering period (the “offering date”) while participating in the ESPP and, as long as he or she has not withdrawn from participation, reduced his or her contributions down to 0% or terminated employment or eligibility, automatically is re-enrolled in the subsequent offering period. An employee may cancel his or her enrollment in an offering period at any time (subject to ESPP rules).

Participants contribute to the ESPP through payroll deductions or, if permitted by the Administrator, through other means specified by the Administrator. Currently, contributions are permitted only through payroll deductions. Participants generally may contribute a minimum of 2% and up to a maximum of 15% of their eligible compensation through after-tax payroll deductions. After the start of an offering period, a participant can decrease his or her contribution rate to 0% while remaining a participant in the offering period, but if the decrease occurs during the first purchase period in an offering period, then the participant automatically will be deemed to withdraw from the second purchase period in that offering period. From time to time, the Administrator may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, limit the nature or number of contribution rate changes that may be made during an offering period or purchase period, or change the length of the offering and purchase periods (but in no event may such periods exceed 27 months). A participant may increase or decrease his or her contribution percentage by following procedures established by the Administrator.

Offering Period and Purchase Periods

Each offering period is of a duration determined by the Administrator and is comprised of a series of one or more successive purchase intervals, also as determined by the Administrator. Currently, Shares are offered for purchase under the ESPP through a series of successive, overlapping offering periods, each with a maximum duration of approximately twelve months and two consecutive purchase periods. These offering periods begin with the first trading day on or after June 15 and December 15 each year and end on the first trading day on or after the next June 15 and December 15, respectively. Purchase periods within each offering period last approximately six months and each ends with a purchase date on the first trading day on or after June 15 or December 15, as applicable. Should the fair market value of our Shares on any purchase date within an offering period be less than the fair market value per Share on the start date of that offering period, then that offering period automatically terminates immediately after the purchase of Shares on such purchase date, and a new offering period commences on the next trading day following the purchase date.

Purchase of Shares

On the last trading day of each six-month purchase period in an offering period, the Company uses each participant’s payroll deductions or contributions to purchase Shares for the participant. The price of the Shares purchased is determined under a formula established in advance by the Administrator. However, in no event may the per Share purchase price be less than 85% of the lower of (i) the fair market value of a Share on the offering date of the offering period, or (ii) the fair market value of a Share on the purchase date (subject to the adjustment provisions of the ESPP). The fair market value of a Share on any relevant date will be the closing price of our Common Stock as quoted on the NYSE for the date of purchase, and as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

The number of whole Shares a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s eligible compensation during that purchase period by the purchase price, but may not exceed the maximum permitted. The maximum number of Shares any participant may purchase during any purchase period is determined by dividing $12,500 by the fair market value of a Share on the first day of that offering period (subject to the adjustment provisions of the ESPP). In addition, a participant’s right to buy Shares may not accrue at a rate in excess of $25,000 in the fair market value of such Shares (determined as of the offering date) for each calendar year in which the purchase right is outstanding.

The Administrator has discretion to change the maximum number of Shares that may be purchased by one participant or all participants during an offering period or purchase period and, if necessary to avoid securities law filings, achieve tax objectives or meet other Company compliance objectives in particular locations outside the United States, may generally limit the number or value of the Shares available for purchase in a qualified period by participants in specified countries, locations or participating companies.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or its participating parent or subsidiary corporations ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to the deadline, specified by the Administrator. Upon withdrawal from the ESPP, generally the employee will receive the return of any remaining amounts not used to purchase Shares that have been credited to his or her account, without interest (unless otherwise required by applicable law), and his or her payroll withholdings or contributions under the ESPP will cease.

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PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Non-transferability

Rights to purchase Shares and any other rights and interests under the ESPP may not be assigned, transferred, pledged or otherwise disposed of (other than by will or the laws of descent and distribution). A right to purchase shares under the ESPP is exercisable during the lifetime of a participant only by the participant.

Adjustments; Certain Transactions

Subject to any required action by the Company’s stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of Shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of our Shares, the Administrator, in order to prevent dilution or enlargement of a Participant’s rights under the ESPP, will adjust the number and class of Shares subject to the ESPP, the limit on the Shares that may be purchased by any participant during an offering and under each purchase right, and the purchase price.

In the event of a change in control of the Company, each outstanding purchase right may, without the participant’s consent,

be assumed by the surviving, continuing successor, or purchasing corporation (or parent of such successor corporation).

If such acquiror refuses to assume the outstanding purchase right, the offering period with respect to which it relates will be shortened by setting a new purchase date specified by the Administrator. The new purchase date will occur prior to the change in control. If a purchase right is neither assumed by the successor corporation nor exercised as of the date of the change in control, it automatically will terminate and cease to be effective as of such date.

Amendment and Termination

The Administrator generally may amend, suspend or terminate the ESPP or any part of the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator may determine that all outstanding offering periods under the ESPP terminate immediately, upon completion of the next purchase date (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If purchase rights are terminated prior to expiration, then all amounts credited to participants that have not been used to purchase Shares will be returned, without interest (unless otherwise required by applicable law), as soon as administratively practicable. Amendments to increase the number of Shares available under the ESPP or to change the definition of the corporations that may be designated to participate in the ESPP must be approved by the stockholders of the Company within twelve months of the adoption of the amendment.

Number of Shares Purchased by Certain Individuals and Groups

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of Shares that may be purchased under the ESPP is determined, in part, by the price of our Common Stock on the first and last day of each offering period or purchase period, as applicable. Accordingly, the actual number of Shares that may be purchased by any eligible individual is not determinable.

For illustrative purposes only, the following table sets forth (i) the number of Shares that were purchased during fiscal 2017 under the ESPP, and (ii) the weighted average per Share purchase price paid for such Shares, for all current executive officers as a group, all non-employee directors as a group and all other employees who participated in the ESPP as a group.

Identity of Group	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
All current executive officers as a group (1)	0	$ 0
All non-employee directors as a group (2)	0	$ 0
All other employees (including all current officers who are not executive officers) as a group	3,181,427	$61.37

(1)	In fiscal 2017, none of our executive officers were eligible to participate in the ESPP. In 2017 and currently, the Administrator has excluded from eligibility those employees who are both (i) “highly compensated employees” as defined under Section 414(q) of the Code and (ii) officers or subject to the disclosure requirements of Section 16(a) of the 1934 Act.
(2)	Non-employee directors are not eligible to participate in the ESPP.

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PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Summary of U.S. Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the Shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. The ESPP also authorizes the grant of rights to purchase Stock that do not qualify under Section 423 pursuant to the Non-Section 423 Plan. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

The Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of our stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2004 Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018. The Board recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2017 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees, plus consultations (1)	$10,155,246	$6,208,905
Audit-Related Fees (2)	$ 846,233	$1,584,069
Tax Fees (3)	$ 2,021,948	$1,199,519
All Other Fees	—	—
Total	$13,023,427	$8,992,493

(1)	Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations and research related to the integrated audit.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for the audit of our employee benefit (401(k)) plan, service organization control examinations and fees for due diligence related to acquisitions.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each fiscal year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2017 were approved according to the procedures described above.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (CONTINUED)

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

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PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2017 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2017 compensation of the Named Executive Officers.

Fiscal Year 2017 Business Highlights

In fiscal 2017 we achieved significant financial results and we believe the compensation program for the NEOs was instrumental in helping us achieve strong financial performance, including:

•	Record revenue of $8.39 billion, up 26% year-over-year;

•	Cash from operations of $2.16 billion, up 29% year-over-year;

•	A fiscal 2017 year-end deferred revenue balance of $5.54 billion, up 29% year-over-year, and an unbilled deferred revenue balance (representing business that is contracted but unbilled and off the balance sheet) of approximately $9.0 billion.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and highly competitive industry. For our executives, including the Named Executive Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our common stock and other metrics of Company performance.

The Compensation Committee regularly reviews our executive compensation program in an effort to ensure that our executive compensation structure aligns with our stockholders’ interests. This includes establishing performance target levels based on financial measures believed to be important to our stockholders. The Company also reviews the compensation programs and pay levels of executives from companies of similar size and complexity, as well as companies with which we compete for talent, in an effort to ensure that our executive compensation program is competitive.

We believe that our executive compensation program has been effective at driving the achievement of strong Company performance, appropriately aligning pay and performance and enabling us to attract, retain and incentivize qualified executive talent.

Significant Fiscal 2017 Compensation Actions

In fiscal 2017, our Compensation Committee took the following key actions:

•	Reduced CEO Total Compensation by 60%. We reduced our CEO’s total compensation by 60% year-over-year, after having reduced his total compensation in fiscal 2016 by 16%. These substantial reductions were made notwithstanding the very strong performance of both the CEO and the Company.

•	Extended Performance-Based Equity to All NEOs. We added performance-based restricted stock units, or PRSUs, to the compensation mix for all of our NEOs, after having introduced PRSUs for our CEO in fiscal 2016. Approximately 75% of our non-CEO NEOs’ fiscal 2017 equity compensation, and 100% of our CEO’s fiscal 2017 equity compensation, was delivered through PRSUs and stock options.

•	Maintained CEO Target Total Cash Compensation at Fiscal 2016 Level. We kept the CEO’s base salary and target bonus for fiscal 2017 at fiscal 2016 levels.
•	Maintained Target Total Cash Compensation for All NEOs, Including the CEO, at Fiscal 2017 Levels for Fiscal 2018. We determined to maintain fiscal 2018 base salary and target bonus for the CEO, as well as all other NEOs, at fiscal 2017 levels.

•	Continued a Highly Performance-Based CEO Pay Mix. We maintained our commitment to significant reliance on at-risk, performance-based CEO compensation. For fiscal 2017, approximately 78% of our CEO’s total compensation was through at-risk awards (PRSUs, stock options and annual cash incentive) where amounts realizable were tied to Company performance.

•	Eliminated Company-Paid CEO Personal Security Expense for Fiscal 2018. Commencing in fiscal 2018, our CEO will pay directly, or reimburse the Company for, security services that are provided outside of work hours or business-related travel.

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PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (CONTINUED)

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of our fiscal 2017 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s

Proxy Statement for the 2017 Annual Meeting of Stockholders of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2017 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis the Compensation of the Named Executive Officers.

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PROPOSAL 6 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 6 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote, in accordance with the requirements of Section 14A of the Exchange Act, on how often we should provide for an advisory vote to approve the compensation of the Named Executive

Officers in our proxy materials. Stockholders may vote for the frequency of future advisory votes to approve our executive compensation to be every year, every two years or every three years, or may abstain from voting.

Advisory Vote and Board of Directors’ Recommendation

The Board believes that the advisory vote on executive compensation should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement, each year. The Board’s determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Compensation Committee and that the measures that are used in determining performance-based cash incentive award achievements are annual measures.

Stockholders are not voting for or against a recommendation of the Board. Instead, you may indicate your preferred frequency for future advisory votes on our executive compensation by voting one year, two years, or three years, or you may abstain from voting, in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast will be determined to be the preferred frequency of the stockholders with which salesforce.com, inc. is to hold future votes to approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

As an advisory vote, the outcome of the vote on this Proposal is not binding. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making future executive compensation decisions.

The Board of Directors Recommends a Vote of “Every One Year” on the Compensation of the Named Executive Officers.

70	2017 Proxy Statement

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING, ON AN ADVISORY BASIS, ACTION TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING, ON AN ADVISORY BASIS, ACTION TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

The Company has been advised that James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA, 95758, beneficial owners of 35 shares of the Company’s common stock, intend to submit the proposal set forth below at the Annual Meeting:

RESOLVED: The shareholders of Salesforce.com Inc. (‘CRM’ or ‘Company’) hereby request that the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Supporting Statement by Stockholder Proponent

Delaware law allows 10% of company shares to call a special meeting. A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

A shareholder right to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value. Our Company offers no right of shareholders to act by written consent or to call a special meeting.

Currently, more than 60% of the companies in the S&P 500 have adopted company bylaws, articles of incorporation, or charter provisions to allow shareholders to call a special meeting.

This proposal topic won more than 87% support at Illinois Tool Works in 2015. It may be possible to adopt this proposal by simply incorporating something similar to the following text into our governing documents:

Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common sock [sic] to call a special meeting.

Please vote for: Special Shareowner Meetings—Proposal 7

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

We have a history of regularly reviewing and pro-actively embracing appropriate corporate governance practices, reinforcing our Board’s accountability to stockholders, as well as pursuing productive engagement with our stockholders. As a result, we understand that the ability to call special stockholder meetings between annual meetings is a topic of interest to some stockholders and a topic about which stockholder perspectives vary. We intend to gather additional views from stockholders as we study the topic further. However, we are concerned that this proposal, which advocates a relatively low ownership threshold for triggering the ability to call special meetings, could result in misuse by enabling a small group of stockholders to pursue narrow special interests that may not be in the best interests of all stockholders. For that reason, and other reasons outlined below, we recommend a vote against this proposal.

In evaluating this stockholder proposal, our Board considered the relatively low ownership threshold proposed and the context of the Company’s ownership base. In particular, given existing concentration in ownership of the Company’s stock, a low number of stockholders could satisfy the proposed threshold and use the right to advocate special interest agendas.

The Board also considered:

•	the significant costs and resources required to convene a special meeting,

•	the potential for a special meeting to divert Board and executive management attention away from managing the business on behalf of all stockholders,

•	the strong governance practices we already have in place,

•	the fact that our Bylaws already provide stockholders a mechanism for bringing business before the Company’s annual stockholder meeting each year, and

2017 Proxy Statement	71

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING, ON AN ADVISORY BASIS, ACTION TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS (CONTINUED)

•	the opportunities stockholders have to engage in regular, substantive dialogue with the Company to communicate their views and offer feedback.

The Board believes it is important to strike an appropriate balance between providing stockholders meaningful rights and protecting against misuse of those rights. We recognize that the Board is accountable to our stockholders, and we believe our governance practices demonstrate and promote our accountability and advance the creation of stockholder value over the long term. We have also consistently provided stockholders with opportunities to deliver direct feedback through an extensive stockholder engagement program, covering more than 50% of shares outstanding in calendar year 2016. This program is in addition to other substantive stockholder rights and strong corporate governance practices, which include:

•	Annual election of directors

•	Majority voting for directors

•	Proxy access right

•	Ongoing Board refreshment, including the addition of six new directors since June 2013

•	A predominantly independent Board, with over 80% of our directors qualifying as independent

•	Lead Independent Director with robust role
•	Rigorous director selection and evaluation process

•	Limit on outside directorships

•	Fully independent committees

•	Comprehensive risk oversight by full Board and committees

•	Stock ownership policy for directors and executive officers

•	Holding advisory stockholder votes on executive compensation annually

Our Board regularly reviews developments in corporate governance and thoughtfully evaluates which practices would serve the best interests of the Company and its stockholders. Our active stockholder engagement process informs the Board’s actions. Accordingly, while we do not support this proposal and recommend voting against it, we intend to seek stockholder input regarding this topic to obtain more perspective than a binary “For” or “Against” vote can provide.

In summary, in light of the Company’s existing corporate governance practices and its commitment to engage with stockholders on this topic, and in consideration of the potential for misuse that could arise under the particular terms for special meetings that this proposal advocates, the Board recommends that stockholders vote AGAINST Proposal 7.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 7.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 7.

72	2017 Proxy Statement

PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Board is soliciting your vote with this Proxy Statement and proxy card for use at the Annual Meeting, to be held on Tuesday, June 6, 2017 at 2:00 p.m. local time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 350 Mission Street, San Francisco, California 94105. You will need to bring proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting. Our Annual Report for fiscal 2017, including our financial statements for fiscal 2017, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on April 26, 2017.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 12, 2017, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 711,338,412 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.

Stockholders of record may vote at the Annual Meeting:

•	over the Internet at www.proxyvote.com;

•	by telephone at 1-800-690-6903;

•	by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope; or

•	by attending the Annual Meeting.

Stockholders who hold shares in street name should refer to the voting instructions from their brokerage firm, bank, trust or other organization provided with these proxy materials.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for the transaction of business. Shares that are authorized to be voted on or to abstain on any matter presented at the Annual Meeting, or that are held by stockholders who are present at the Annual Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

In the election of directors, abstentions are not counted in determining whether the votes cast for a nominee exceed the votes cast against such nominee’s election. For Proposal 2, under NYSE rules, abstentions are treated as votes that are cast but are not counted as being in favor of the proposal. For Proposals 3-7, abstentions are not counted in determining whether the proposal receives the affirmative vote of a majority of the votes cast.

If you hold your Salesforce common stock through a broker, the broker may be prevented from voting shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, if you hold your Salesforce common stock through a broker, it is important that you vote your shares to ensure that they are represented on all matters presented at the Annual Meeting. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals 1, 2, 3, 5, 6 or 7, your vote will be considered a broker non-vote and no votes will be cast on your behalf with respect to those Proposals. Broker non-votes will not be counted as votes cast in determining the voting outcomes of Proposals 1, 2, 3, 5, 6 and 7.

Your broker will have discretion to vote your shares on Proposal 4, the ratification of the appointment of the Company’s independent registered public accounting firm, if you fail to provide voting instructions.

Voting; Revocability of Proxies

Voting at the Annual Meeting.    You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on April 12, 2017 or if you hold a valid proxy for the Annual Meeting. Stockholders as of the record date, April 12, 2017, must bring the Internet Notice or other proof of ownership, as well as photo identification, for entrance to the

Annual Meeting. Those stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization (that is, in “street name”) also may attend and vote at the Annual Meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that legal proxy to the Annual Meeting.

2017 Proxy Statement	73

PROCEDURAL MATTERS (CONTINUED)

We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend, by completing proxies online or by telephone, or by mailing their proxy cards. If a stockholder attends the Annual Meeting and validly submits his or her vote, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Attendance at the Annual Meeting in and of itself will not revoke any prior votes that a stockholder may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

Voting of proxies; Discretionary voting.    Stockholders may vote over the Internet, by telephone, by mail, or by attending the meeting, as described above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

Effect of not casting your vote.    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the amendment of our 2013 Equity Incentive Plan, the amendment of our 2004 Employee Stock Purchase Plan, the advisory vote to approve named executive officer compensation, the advisory vote on the frequency of future advisory votes to approve named executive officer compensation, and the stockholder proposal requesting, on an advisory basis, action to allow stockholders to request special meetings of stockholders (Proposals 1, 2, 3, 5, 6 and 7 in this Proxy Statement). Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4 in this Proxy Statement).

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke or change your proxy by:

•	entering a new vote by telephone or over the Internet;

•	filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

Procedure for Introducing Business or Director Nominations at our 2018 Annual Meeting of Stockholders

Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary. To be timely for our 2018 Annual Meeting of Stockholders, such notice must be received no earlier than February 10, 2018 and no later than March 12, 2018.

74	2017 Proxy Statement

PROCEDURAL MATTERS (CONTINUED)

However, if the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2017 Annual Meeting, then notice must be received no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2018 Annual Meeting.

In addition, our Bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2018 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than November 27, 2017 and not later than December 27, 2017. However, if the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2017 Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Any stockholder proposal submitted for inclusion in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Secretary of the Company at the address set forth above and must be received at our principal executive offices not later than December 27, 2017. In the event the date of the annual meeting is moved by more than 30 days from the one-year anniversary of the date of the 2017 Annual Meeting, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or Rule 14a-8, or to satisfy the other requirements of our Bylaws and Rule 14a-8, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Investor Relations.

2017 Proxy Statement	75

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Amy E. Weaver

President, Legal, General Counsel and Secretary

April 26, 2017

76	2017 Proxy Statement

APPENDIX A

SALESFORCE.COM, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1.        Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2.        Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)        “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)        “Board” means the Board of Directors of the Company.

(h)        “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i)        “Change in Control” means the occurrence of any of the following events:

(i)        A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or.

2017 Proxy Statement	A-1

(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j)        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l)        “Common Stock” means the common stock of the Company.

(m)        “Company” means salesforce.com, inc., a Delaware corporation, or any successor thereto.

(n)        “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o)        “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(p)        “Director” means a member of the Board.

(q)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)        “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(s)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or

A-2	2017 Proxy Statement

termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(t)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)        “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(v)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(w)        “Fiscal Year” means the fiscal year of the Company.

(x)        “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(y)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)        “Inside Director” means a Director who is an Employee.

(aa)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)        “Option” means a stock option granted pursuant to the Plan.

(dd)        “Outside Director” means a Director who is not an Employee.

(ee)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)        “Participant” means the holder of an outstanding Award.

(gg)        “Participating Company” means the Company or any Affiliate.

(hh)        “Performance-Based Award” means any Award that are subject to the terms and conditions set forth in Section 13. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

(ii)        “Performance Bonus Award” means a cash award set forth in Section 12.

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(jj)        “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i)        revenue;

(ii)        gross margin;

(iii)        operating margin;

(iv)        operating income;

(v)        operating profit or net operating profit;

(vi)        pre-tax profit;

(vii)        earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii)        net income;

(ix)        cash flow (including operating cash flow or free cash flow);

(x)        expenses;

(xi)        the market price of the Common Stock;

(xii)        earnings per share;

(xiii)        return on stockholder equity;

(xiv)        return on capital;

(xv)        return on assets or net assets;

(xvi)        return on equity;

(xvii)        return on investment;

(xviii)        economic value added;

(xix)        number of customers;

(xx)        stock price;

(xxi)        growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii)        market share;

(xxiii)        contract awards or backlog;

(xxiv)        overhead or other expense reduction;

(xxv)        credit rating;

(xxvi)        objective customer indicators;

(xxvii)        new product invention or innovation;

(xxviii)        attainment of research and development milestones; and

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(xxix)        improvements in productivity.

The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(kk)        Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(ll)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(mm)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(nn)        “Plan” means this 2013 Equity Incentive Plan.

(oo)        “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(pp)        “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(qq)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss)        “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(tt)        “Securities Act” means the Securities Act of 1933, as amended.

(uu)        “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(vv)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ww)        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(xx)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy)        “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of

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an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

3.        Stock Subject to the Plan.

(a)        Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 122,000,000, plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)        Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)        Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

(a)        Procedure.

(i)        Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

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(ii)        Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(v)        Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b)        Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)        to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x)        to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 18 of the Plan;

(xi)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)        to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)        to determine whether Awards will be settled in Shares, cash or in any combination thereof;

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(xiv)        to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)        to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.        Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6.        Limitations.

(a)        Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)        Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 16, during any Fiscal Year, no Employee will be granted:

(i)        Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)        Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)        Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

(iv)        Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.

(v)        If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c)        Outside Director Award Limitations. Subject to adjustment as provided in Section 16, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

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(d)        Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2017 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

7.        Stock Options.

(a)        Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)        Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)        Option Exercise Price and Consideration.

(i)        Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)        granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)        Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

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(d)        Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)        Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)        Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 27 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

(f)        Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would

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subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the expiration of the term of such Option as set forth in the Award Agreement.

8.        Restricted Stock.

(a)        Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c)        Transferability. Except as provided in this Section 8, Section 15 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d)        Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e)        Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)        Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)        Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)        Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.

(i)        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9.        Restricted Stock Units.

(a)        Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

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(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(d)        Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

(e)        Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)        Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional Restricted Stock Units will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10.      Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)        Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value

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per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.

(d)        Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.      Performance Units and Performance Shares.

(a)        Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)        Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii)        Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or

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appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e)        Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(f)        Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g)        Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. For the avoidance of doubt, such additional Performance Shares will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12.      Performance Bonus Awards.

(a)        Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such Performance Bonus Award paid to an Employee who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”) will be based upon objectively determinable bonus formulas established in accordance with Section 13.

(b)        Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13.      Terms and Conditions of Any Performance-Based Award.

(a)        Purpose. The purpose of this Section 13 is to provide the Administrator the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

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(b)        Applicability. This Section 13 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c)        Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)        Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.

(e)        Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14.      Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.      Transferability of Awards.

(a)        Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

16.      Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 16(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

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(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)        Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

17.      Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

18.      Tax.

(a)        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b)        Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to

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satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c)        Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

19.      No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20.      Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21.      Term of Plan. Subject to Section 30 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 22 of the Plan.

22.      Amendment and Termination of the Plan.

(a)        Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.      Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

24.      Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

25.      Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

26.      Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

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27.      Conditions Upon Issuance of Shares.

(a)        Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

28.      Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

29.      Forfeiture Events. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

30.      Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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APPENDIX B

salesforce.com, inc.

Amended and Restated 2004 Employee Stock Purchase Plan

1.        ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1        Establishment. The salesforce.com, inc. 2004 Employee Stock Purchase Plan was established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”).

1.2        Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, including any amendments or replacements of such section (the “Section 423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification, and the Plan shall be so construed. In addition, this Plan document authorizes the grant of rights to purchase Stock that do not qualify under Section 423(b) of the Code (the “Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. References to the Plan include the Section 423(b) Plan and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan component, they will be designated as such by the Board at or prior to the time of grant.

1.3        Term of Plan. The Plan shall continue in effect until its termination by the Board.

2.        DEFINITIONS AND CONSTRUCTION.

2.1        Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein for purposes of the Section 423(b) Plan and, unless specifically defined otherwise therein, for the Non-Section 423 Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.

(b)        “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan (provided, however, that this is delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan).

(c)        “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)        “Committee” means the Compensation Committee or other committee of the Board or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)        “Company” means salesforce.com, inc., a Delaware corporation, or any successor corporation thereto.

(f)        “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off and payments in lieu of notice. Compensation shall not include any compensation not included above. The Board, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a subsequent Offering Period.

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(g)        “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.

(h)        “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(i)        “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company under the ESPP or, until and unless determined otherwise by the Board, upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company in the applicable Offering in which the Participant is participating. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the employing Participating Company) or which is legally protected under Applicable Laws, in each case of three (3) months or less. If an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiry of three (3) months of such leave unless the individual’s right to reemployment is guaranteed either by statute or by contract. Notwithstanding the foregoing, the Board may establish different rules to govern when a Participant ceases to be an Employee pursuant to the second sentence of this paragraph and to otherwise govern transfers of employment among Participating Companies including, without limitation, transfers of employment between Section 423(b) Plan and Non-Section 423(b) Plan Participating Companies and between any separate Offerings established under the Plan, consistent with the applicable requirements of Section 423 of the Code.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(k)        “Fair Market Value” means, as of any date:

(i)        If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii)        If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(l)        “Non-Section 423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(m)        “Offering” means an offering of Stock as provided in Section 6, including any separate Offerings under the Section 423(b) Plan and any separate Offerings under the Non-Section 423(b) Plan as may be designated by the Board (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies will participate. Until and unless the Board determines otherwise, the Employees participating in the Non-Section 423(b) Plan will not participate in the same Offering or Offerings as Employees participating in the Section 423(b) Plan, even if the dates of the applicable Offering Period for the Non-Section 423(b) Plan component and one or more Offerings under the Section 423(b) Plan component are identical.

(n)        “Offering Date” means, for any Offering, the first day of the Offering Period.

(o)        “Offering Period” means an Offering Period established in accordance with Section 6.

(p)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)        “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(r)        “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Board may determine that some or all Employees of any Participating Company shall participate in the Non-Section 423(b) Plan.

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(s)        “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(t)        “Plan” means the salesforce.com, inc. 2004 Employee Stock Purchase Plan, which includes a Section 423(b) Plan and a Non-Section 423(b) Plan.

(u)        “Purchase Date” means, for any Purchase Period, the first Trading Day on or after June 15 and December 15 of each Purchase Period.

(v)        “Purchase Period” means a Purchase Period established in accordance with Section 6.

(w)        “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(y)        “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)        “Subscription Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation. The form and content of the Subscription Agreement may, in the Company’s discretion, be similar to the form attached hereto in Appendix A.

(bb)        “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(dd)        “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

(ee)        “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.        ADMINISTRATION.

3.1        Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith, and shall be given the maximum deference permitted by law. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that, with respect to the Section 423(b) Plan, all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code and the U.S. Treasury Regulations thereunder.

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Notwithstanding any provision to the contrary in the Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the same Offering to employees resident solely in the U.S.

The Board may also adopt rules, procedures or sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2.1(r), Section 4.1 and Section 4.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Unless otherwise determined by the Board, the Employee eligible to participate in each sub-plan will participate in a separate Offering.

Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2        Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3        Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and, with respect to the Section 423(b) Plan, the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods or Purchase Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or, for purposes of the Section 423(b) Plan, as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. With respect to the Section 423(b) Plan, all such actions by the Company shall be taken consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section.

3.4        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.        SHARES SUBJECT TO PLAN.

4.1        Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty-seven million (27,000,000), and shall consist of

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authorized but unissued or reacquired shares of Stock, or any combination thereof. For avoidance of doubt, the limitation set forth in this section may be used to satisfy purchases of shares of Stock under either the Section 423(b) Plan or the Non-Section 423(b) Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2        Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.        ELIGIBILITY.

5.1        Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)        Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b)        Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

Notwithstanding the foregoing, the Board, in its discretion, from time to time may, prior to an Offering Date for all Purchase Rights to be granted on such Offering Date in an Offering, to the extent permitted by Section 423 of the Code and the regulations thereunder, determine (for each Offering under the Section 423(b) Plan, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the Section 423(b) Plan in an identical manner to all highly compensated individuals of the employing Participating Companies whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the Section 423(b) Plan in a manner complying with U.S. Treasury Regulation Section 1.423-2(e). Such exclusions may be applied with respect to an Offering under the Non-Section 423(b) Plan without regard to the limitations of Treasury Regulation Section 1.423-2.

Further, the Board, in its discretion, may, prior to an Offering Date for an Offering under the Non-Section 423(b) Plan, determine to exclude from Plan participation some or all Employees of a Participating Company designated to participate in such Non-Section 423(b) Plan Offering. Finally, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

5.2        Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code and the applicable U.S. Treasury Regulations of Section 423 of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

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5.3        Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

6.        OFFERINGS.

The Board previously determined that no Offerings would commence under the Plan until further approval by the Board. Beginning on December 15, 2011, the Plan shall be implemented by consecutive, overlapping Offering Periods of approximately twelve (12) months duration (individually, an “Offering Period”) commencing on the first Trading Day on or after June 15 and December 15 of each year and ending on the first Trading Day on or after June 15 and December 15, respectively. Notwithstanding the foregoing, the Board may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencing, purchase or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless and until the Board determines otherwise in its discretion, each Offering Period shall consist of two (2) consecutive purchase periods each having a duration of approximately six (6) months (individually, a “Purchase Period”), commencing on one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Offering Date and end with the next Purchase Date. Further, if the Board so determines, Eligible Employees of the Company and/or of any Participating Company will be deemed to participate in a separate Offering under the Section 423(b) Plan, even if the dates of the applicable Offering Period of each such Offering are identical, provided that the terms of participation are the same within each separate Offering, as determined in accordance with the requirements of Section 423 of the Code.

7.         PARTICIPATION IN THE PLAN.

7.1        Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering or submitting a properly completed Subscription Agreement in such form and manner prescribed by the Company by the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver or submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2        Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after (including an Offering Period beginning the same day) the last Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, (b) decreased his or her rate of Contributions to zero percent (0%) for the then-current Offering Period pursuant to Section 10.3, or (c) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver or submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.        RIGHT TO PURCHASE SHARES.

8.1        Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a maximum of that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above; as a result, in no event will a Participant be eligible to purchase during any Offering Period that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above. The Board may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the maximum number of shares of Stock that may be purchased by a Participant in such Offering Period or on any Purchase Date within an Offering Period or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Purchase Date within an Offering Period. Further, the Board may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., twelve (12) month period) by Participants in specified countries, locations or Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in

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particular locations outside the United States, provided that any such limitation is imposed under the Non-Section 423(b) Plan or, with respect to any Offering under the Section 423(b) Plan, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2        Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.

9.        PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided below or in Section 23 and unless otherwise provided by the Board, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, in the event that (i) the stockholders of the Company approve an amendment to the Plan to increase the maximum aggregate number of shares of Stock issuable under the Plan in accordance with Section 4.1, (ii) all or any portion of such additional shares of Stock (the “Additional Shares”) are to be issued pursuant to an Offering Period in progress at the time of such stockholder approval and (iii) the Fair Market value per share of Stock on the date of such stockholder approval (the “Approval Date”) is greater than the Fair Market value per share of Stock on the Offering Date of such Offering Period, then, the Board may, in its discretion and without the consent of any Participant, adjust the Purchase Price for such Offering Period to be an amount equal to eighty-five percent (85%) (or such other percentage as in effect prior to such adjustment) of the lesser of (a) the Fair Market Value of a share of Stock on the Approval Date or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.        ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 10.4, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1        Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation or other Contributions (to the extent permitted by the Board) made on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted or other Contributions made on each pay day during an Offering Period in whole percentages of not less than two percent (2%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions during an Offering) or more than fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on a Purchase Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date. A Participant’s Subscription Agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof.

10.2        Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Date and shall end on the last pay day prior to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3        Election to Change or Stop Contributions. During an Offering Period, a Participant may elect to decrease the rate of or to stop Contributions of his or her Compensation by delivering or submitting to the Company an amended Subscription Agreement or following such other procedure prescribed by the Company to authorize such change and completed on or before a date established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to change or stop contributions will be implemented prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her Contributions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period assuming he or she remains otherwise eligible, and unless such Participant withdraws from the Plan as provided in Section 12.1; provided, however, that if such decrease of a Participant’s rate of Contributions to zero percent (0%) occurs

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during the first Purchase Period during and Offering Period, he or she shall remain in such first Purchase Period (assuming he or she remains otherwise eligible and unless such Participant withdraws from the Plan as provided in Section 12.1) through the purchase of shares of Stock on the Purchase Date for such Purchase Period but automatically shall be deemed to withdraw from the second Purchase Period in such Offering Period. The Board may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish such other conditions or limitations as it deems appropriate for Plan administration. Until and unless determined otherwise by the Board, a Participant may elect one decrease to his or her rate of Contributions per Purchase Period, but no increases to his or her rate of Contributions per Offering Period or Purchase Period.

10.4        Alternative Contributions. The Board, in its discretion, may permit Participants in a specified Offering under the Section 423(b) Plan or in an Offering under the Non-Section 423(b) to make Contributions to the Plan through cash, check or other means in lieu of payroll deductions set forth in the Subscription Agreement prior to each Purchase Date of each Purchase Period; provided, however, that, with respect to Offerings under the Section 423(b) Plan, payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period or Offering Period and such other payment means meet the requirements of and are permissible under Section 423(b) and the U.S. Treasury Regulations thereunder. Unless otherwise required by the context, references to “payroll deductions” in this Plan shall be construed as including such alternative Contributions as may be permitted by the Board.

10.5        Administrative Suspension of Contributions. The Company may, in its sole discretion, suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, Contributions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was due to clause (a) in the preceding sentence or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.6        Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All of a Participant’s Contributions shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such Contributions received or held by the Company may be used by the Company for any corporate purpose. The Company will not be obligated to segregate such Contributions, unless otherwise required under Applicable Laws in which case, any alternative method of deposit shall apply with respect to any Offering under the Section 423 Plan, on a uniform and non-discriminatory manner to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder, or shall apply under the Non-Section 423(b) Plan. Until the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares of Stock.

10.7        No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account, unless payment of interest is required under Applicable Law, as determined by the Company, in which case either (i) with respect to any Offering under the Section 423(b) Plan in which any Participant is subject to such Applicable Law requirement, the payment of interest shall apply to all Participants in such Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f), or (ii) with respect to any Offering under the Non-Section 423(b) Plan, the payment of interest shall apply as determined by the Company.

11.        PURCHASE OF SHARES.

11.1        Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price, subject to the limitations in Section 8 above. In addition, no fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2        Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Board pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date and may either continue all Offering Periods then in effect or terminate any or all Offering Periods then in effect pursuant to Section 24. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

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11.3        Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4        Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), determine that, if the Contributions to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12.

11.5        Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the U.S. federal, state, local and or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Participating Company Group deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or the employing Participating Company any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.

11.6        Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7        Provision of Reports and Stockholder Information to Participants. Individual accounts shall be maintained for each Participant in the Plan. Each Participant who has exercised all or part of his or her Purchase Right shall receive, at least annually, a report of such Participant’s Plan account setting forth the Contributions credited to his or her Plan account, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided any information required by Applicable Laws.

12.        WITHDRAWAL FROM PLAN.

12.1        Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Company a notice of withdrawal on a form and in such manner and in such time frame as provided by the Company for this purpose (which may, in the Company’s discretion, be similar to the form notice of withdrawal attached hereto in Appendix A). Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2        Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (subject to Section 10.7 above), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.

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13.        TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Plan account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.         CHANGE IN CONTROL.

14.1        Definitions.

(a)        An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)        A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2        Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.        NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither Contributions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.        COMPLIANCE WITH LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the

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approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.        RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.        LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.        NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.        NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.        CODE SECTION 409A.

The Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-Section 423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Except as provided in Section 22, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance) and any ambiguities shall be construed and interpreted in accordance with such intent. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

2017 Proxy Statement	B-11

22.        TAX-QUALIFICATION.

Although the Company may endeavor to (a) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 21, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

23.        AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD.

To the extent permitted by Applicable Laws, if the Fair Market Value of the Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period, excluding those Participants who have decreased their rate of Contributions to zero percent (0%) during such Offering Period pursuant to Section 10.3, will be automatically withdrawn from such Offering Period immediately after the exercise of their Purchase Right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period (including an Offering Period beginning the same day) as of the first day thereof.

24.        AMENDMENT OR TERMINATION OF THE PLAN.

24.1        The Board may at any time and for any reason amend, suspend or terminate the Plan, or any part thereof, except that (a) no such amendment shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Section 423(b) Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 4.2 and/or Section 14). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 10.7 hereof) as soon as administratively practicable. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

24.2        Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Purchase Period or Offering Period, (c) reduce the discount applicable in determining the Purchase Price of any Offering Period, (d) amend the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), (e) alter the Purchase Price for any Offering Period or Purchase Period, (f) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, (g) reduce the maximum percentage of Compensation a Participant may elect to set aside as Contributions or (e) take any combination of the foregoing actions.

25.        MISCELLANEOUS.

25.1        Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

25.2        Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

B-12	2017 Proxy Statement

APPENDIX A

FORMS OF

SUBSCRIPTION AGREEMENT

AND

NOTICE OF WITHDRAWAL

2017 Proxy Statement	B-13

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

NAME (Please print):
	(Last)	(First)	(Middle)

TM Original application for the Offering Period beginning (date):

TM Change in payroll deduction rate effective with the pay period beginning (date):

TM Stop payroll deductions effective with the pay period beginning (date):

I.	SUBSCRIPTION

I elect to participate in the 2004 Employee Stock Purchase Plan (the “Plan”) of salesforce.com, inc. (the “Company”) and to subscribe to purchase shares of the Company’s Stock in accordance with this Subscription Agreement, including the Additional Terms and Conditions of Participation set forth in an addendum hereto (the “Addendum”), and the Plan.

I authorize payroll deductions of              percent (in whole percentages not less than 2%, unless an election to stop deductions is being made, or more than 15%) of my Compensation on each pay day throughout the Offering Period in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates.

I understand that I will not be able to increase my contribution percentage above during a Purchase Period or Offering Period, and that I may only decrease my contribution percentage once per Purchase Period.

I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.

I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which arise upon my purchase of shares under the Plan and/or my disposition of shares. The Company may withhold from my compensation the amount necessary to meet such withholding obligations, or using any other method specified in the Addendum.

I agree that, unless otherwise permitted by the Company, until I dispose of shares I purchase under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) until the later of (i) two years after the first day of the Offering Period in which I purchased the shares and (ii) one year after the Purchase Date on which I purchased the shares. This restriction only applies to the name(s) in which shares are held and does not affect my ability to dispose of Plan shares.

I agree that I will notify the Global Equity Plan Services Group of the Company in writing within 30 days after any sale, gift, transfer or other disposition of any kind prior to the end of the periods referred to in the preceding paragraph (a “Disqualifying Disposition”) of any shares I purchased under the Plan. If I do not respond within 30 days of the date of a Disqualifying Disposition Survey delivered to me by certified mail, the Company is authorized to treat my nonresponse as my notice to the Company of a Disqualifying Disposition and to compute and report to the Internal Revenue Service the ordinary income I must recognize upon such Disqualifying Disposition.

II.	PARTICIPANT DECLARATION

Any election I have made on this form revokes all prior elections with regard to this form.

I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions and subject to the Additional Terms and Conditions of Participation set forth in the Addendum to this Subscription Agreement. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan or the Addendum. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Date:
Signature of Participant

B-14	2017 Proxy Statement

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

NAME (Please print):
	(Last)	(First)	(Middle)

I elect to withdraw from the salesforce.com, inc. 2004 Employee Stock Purchase Plan (the “Plan”) and the Offering which began on (date)             and in which I am participating (the “Current Offering”).

I understand that I am terminating immediately my interest in the Plan and the Current Offering, and that no further payroll deductions will be made (provided I have given sufficient notice before the next pay day). My payroll deductions not previously used to purchase shares will not be used to purchase shares in the Current Offering, but instead will be paid to me as soon as practicable. I understand that I will not participate in the Plan unless I elect to become a participant in another Offering by filing a new Subscription Agreement with the Company. I understand that I will receive no interest on the amounts paid to me from my Plan account, and that I may not apply such amounts to any other Offering under the Plan or any other employee stock purchase plan of the Company.

Date:	Signature:

2017 Proxy Statement	B-15

B-16	2017 Proxy Statement

TABLE OF CONTENTS (CONTINUED)

Page

17.	Rights as a Stockholder and Employee	B-11

18.	Legends	B-11

19.	Notification of Disposition of Shares	B-11

20.	Notices	B-11

21.	Code Section 409A	B-11

22.	Tax Qualification	B-12

23.	Automatic Transfer to Low Price Offering Period	B-12

24.	Amendment or Termination of the Plan	B-12

25.	Miscellaneous	B-12

2017 Proxy Statement	B-17

www.salesforce.com | facebook /salesforce | Twitter @salesforce
Copyright (c) 2017, salesforce.com, inc. All rights reserved. Salesforce and salesforce.com are registered trademarks of salesforce.com, inc.
Salesforce owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

SALESFORCE.COM, INC. 1 MARKET STREET SUITE 300 SAN FRANCISCO, CA 94105 ATTN: INVESTOR RELATIONS
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29299-P91739 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SALESFORCE.COM, INC.
The Board of Directors recommends you vote FOR the following director nominees:
1. Election of Directors Nominees: For Against Abstain
1a. Marc Benioff 1b. Keith Block 1c. Craig Conway 1d. Alan Hassenfeld 1e. Neelie Kroes 1f. Colin Powell 1g. Sanford Robertson 1h. John V. Roos 1i. Robin Washington 1j. Maynard Webb 1k. Susan Wojcicki
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. Approval to amend our 2013 Equity Incentive Plan, including to increase the number of shares authorized for grant by 37 million shares.
3. Approval to amend our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 8 million shares.
4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018.
5. To approve, on an advisory basis, the fiscal 2017 compensation of our named executive officers.
The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain
1 YEAR on the following proposal:
6. To recommend, by non-binding vote, the frequency of executive compensation votes.
The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain
7. A stockholder proposal requesting, on an advisory basis, action to allow stockholders to request special meetings of stockholders.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E29300-P91739
SALESFORCE.COM, INC. Annual Meeting of Stockholders June 6, 2017 2:00 PM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Marc Benioff, Mark Hawkins, Burke Norton and Amy Weaver, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SALESFORCE.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 6, 2017, at 350 Mission Street, San Francisco, CA 94105, and any adjournment or postponement thereof, and in their discretion on any other matters that may be properly presented at the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
V.1.1